                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [x]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:                  [ ] Preliminary Proxy Statement
                                            [ ] Confidential, for Use of the
                                                Commission only (as permitted
                                                by Rule 14a-6(e)(2))
                                            [x] Definitive Proxy Statement
                                            [ ] Definitive Additional Materials
                                            [ ] Soliciting Material Under 14a-12

                                ORTHOMETRIX, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
         [x]      No fee required
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

                  1)       Title of each class of securities to which
                           transaction applies:

                  2)       Aggregate number of securities to which transaction
                           applies:

                  3)       Per unit price or other underlying value of
                           transaction computed pursuant to Exchange Act Rule
                           0-11 (set forth the amount on which the filing fee is
                           calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                           -----------------------------------------------------

                  5)       Total fee paid:

                           -----------------------------------------------------

         [ ]      Fee paid previously with preliminary materials:
                                                                 ---------------

         [ ]      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
                  schedule and the date of its filing:

                  1)       Amount Previously Paid:

                           -----------------------------------------------------

                  2)       Form, Schedule or Registration No.:

                           -----------------------------------------------------

                  3)       Filing Party:

                           -----------------------------------------------------

                  4)       Date Filed:

                           -----------------------------------------------------

                                ORTHOMETRIX, INC.
                                -----------------

                       106 CORPORATE PARK DRIVE, SUITE 102
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 694-2285

                                                                    May 12, 2006

To the Stockholders of Orthometrix, Inc.:

         The 2006 annual meeting of Stockholders (the "Annual Meeting") of
Orthometrix, Inc. (the "Company") will be held on Friday, June 9, 2006 at 9:30
a.m., local time, at the Reckson Conference Center located in the lobby of 360
Hamilton Avenue, White Plains, New York 10601.

         Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy
Statement, which you are urged to read carefully. The Company's 2005 Annual
Report is also enclosed and provides additional information regarding the financial results of the Company during the fiscal year ended December 31, 2005.

         On behalf of the Board of Directors and employees of the Company, I cordially invite all stockholders to attend the Annual Meeting. It is important that your shares be voted on matters that come before the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, I urge you to promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope provided. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish. Even if you do not attend the Annual Meeting, you may revoke such proxy at any time prior to the Annual Meeting by executing another proxy bearing a later date or providing written notice of such revocation to
Neil H. Koenig, Secretary of the Company.

                            Sincerely,

                            /s/ Reynald G. Bonmati
                            ------------------------------------------------
                            REYNALD G. BONMATI
                            President and Chairman of the Board of Directors

                                ORTHOMETRIX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 9, 2006

         NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders
(the "Annual Meeting") of Orthometrix, Inc., a Delaware corporation (the
"Company"), will be held at the Reckson Conference Center located in the lobby of 360 Hamilton Avenue, White Plains, New York 10601, at 9:30 a.m., local time, on June 9, 2006 for the following purposes:

         1. To elect all six members of the Company's Board of Directors to serve until their successors have been duly elected and qualified;

         2. To consider and vote upon a proposal to ratify the selection of
Radin, Glass & Co., LLP as the Company's independent auditors for the fiscal year ending December 31, 2006; and

         3. To consider and vote upon such other matter(s) as may properly come before the Annual Meeting or any adjournment(s) thereof.

         The close of business on May 5, 2006 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the
Annual Meeting or any adjournment(s) thereof. Only holders of record of Common
Stock of the Company on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.

         If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote such shares at the Annual Meeting, you must obtain a proxy issued in your name from the nominee.

         You can ensure that your shares are voted at the Annual Meeting by signing, dating and marking the enclosed proxy card and promptly returning it in the postage prepaid envelope provided. Returning the proxy will not affect your right to attend the Annual Meeting and to vote in person, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of these proxy materials. If so, please sign, date, mark and return each of the proxy cards that you receive so that all of your shares may be voted. You may revoke your proxy at any time before it is voted by either (i)
giving written notice to the Secretary of the Company at 106 Corporate Park
Drive, Suite 102, White Plains, New York 10604, (ii) signing, marking and returning a later-dated proxy card or (iii) voting in person at the Annual
Meeting.

         Whether or not you expect to attend, YOU ARE URGED TO SIGN, DATE AND
MARK THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE POSTAGE PREPAID
ENVELOPE PROVIDED.

                                           By Order of the Board of Directors,

                                           /s/ Neil H. Koenig
                                           ----------------------------------
                                           Neil H. Koenig
                                           Secretary

White Plains, New York
May 12, 2006

                                 PROXY STATEMENT

                                ORTHOMETRIX, INC.

                       106 CORPORATE PARK DRIVE, SUITE 102
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 694-2285

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 2006

                               GENERAL INFORMATION

         This Proxy Statement and accompanying proxy card are being mailed on or about May 12, 2006 to holders of record, as of May 5, 2006, of Common Stock, par value $0.0005 per share, of Orthometrix, Inc. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors") of a proxy in the enclosed form for the 2006 Annual Meeting of Stockholders (the "Annual
Meeting") of the Company to be held at 9:30 a.m., local time on Friday, June 9,
2006 at the Reckson Conference Center located in the lobby of 360 Hamilton
Avenue, White Plains, New York 10601. The principal executive offices of the
Company are located at 106 Corporate Park Drive, Suite 102, White Plains, New
York 10604.

         A proxy card is enclosed for your use. YOU ARE REQUESTED ON BEHALF OF
THE BOARD OF DIRECTORS TO PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY CARD IN
THE ACCOMPANYING ENVELOPE, which requires no postage if mailed in the United
States.

         If the enclosed proxy card is properly executed and returned in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with the instructions marked on the card. If you return your signed proxy card, but do not indicate any voting preferences, your proxy will be voted
"FOR" each of the proposals, and in the discretion of the proxies named in your proxy card as to any other matters that may properly come before the Annual
Meeting. Please sign your name exactly as it appears on the proxy card.

         Any stockholder who has given a proxy may revoke his or her proxy by executing a proxy bearing a later date or by delivering written notice of revocation of his or her proxy to the Secretary of the Company at the Company's executive offices at any time prior to the meeting or any adjournment(s)
thereof. Any stockholder who attends the Annual Meeting in person, or any adjournment(s) thereof, may revoke any proxy previously given and vote, instead, by ballot.

RECORD DATE; OUTSTANDING SHARES

         The Board of Directors has fixed the close of business on May 5, 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

         As of May 5, 2006, there were 44,353,618 shares of Common Stock issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. The Company has no other class of voting securities entitled to vote, and the Company's stockholders do not have cumulative voting rights. The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The accompanying proxy card is intended to permit a stockholder as of May 5, 2006 to vote at the Annual Meeting on the proposals described in this Proxy Statement, whether or not such stockholder attends the Annual Meeting in person. Persons who acquire shares of Common Stock after the close of business on May 5, 2006 will not be entitled to vote such shares at the Annual Meeting by proxy or by voting at the Annual Meeting in person, unless properly authorized by the record holder of such shares as of such date. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

         With respect to the election of directors, you may vote in favor of all six nominees, or withhold your votes as to all nominees, or withhold your votes as to specific nominees. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The six nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors.

         With respect to each of the proposals other than the election of directors, you may vote in favor of the proposal, against the proposal, or abstain from voting. The proposal to ratify the selection of Radin, Glass & Co.,
LLP ("Radin Glass") as the Company's independent auditors for the fiscal year ending December 31, 2006 will require the affirmative vote of majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

         Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. With respect to matters other than the election of directors, abstentions will be treated as "no" votes and therefore, may affect the vote required for such proposal. Under the General Corporation Law of the State of Delaware, directors are elected by plurality, rather than a majority. As a result, abstentions will be excluded from, and have no effect on, the vote required for the election of directors.

         Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members.
Members of the New York Stock Exchange ("NYSE") are permitted to vote their clients' proxies in their own discretion as to the election of directors and certain other "routine" matters if the clients have not timely furnished voting instructions prior to the Annual Meeting. When a broker votes a client's shares on some, but not all, of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. With respect to most matters other than the election of directors, broker non-votes are excluded from the number of shares deemed present and entitled to vote on the matter and, accordingly, will reduce the absolute number, but not the percentage (i.e., over
50% of those shares entitled to vote), of affirmative votes needed to approve a proposal. For the reason discussed above, however, broker non-votes will be excluded from, and have no effect on, the vote required for the election of directors.

         The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The
Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related materials to beneficial owners. The Company has retained American Stock Transfer and Trust Company to assist it in the distribution and solicitation of proxies.
The Company believes that the total cost of distributing and soliciting proxies will not be material to the Company.

         The Company's Annual Report to Stockholders for the fiscal year ended
December 31, 2005 (the "Annual Report"), which contains the Company's Form
10-KSB for such year including financial statements, is enclosed with this Proxy
Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's By-Laws authorize the Board of Directors to fix the number of directors of the Company. Currently, the number of directors is fixed at six. The Board of Directors has nominated the six persons named below to serve as directors until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each nominee is presently a director of the Company and was reelected to the Board at the 2005 Annual Meeting of Stockholders. The Board of
Directors believes that each of the nominees will stand for election and will serve if elected. Each of the nominees has consented to serve as a director of the Company, if elected, and named in this Proxy Statement. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may (i) designate a substitute nominee or nominees, in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee(s), (ii) allow the vacancy to remain open until a suitable candidate or candidates are located or (iii) by resolution, provide for fewer directors. Proxies for this Annual Meeting may not be voted for more than the number of nominees (i.e., six) named herein.

         Set forth below is certain information with respect to each nominee for election as a director of the Company at the Annual Meeting (based solely upon information furnished by such person).

REYNALD G. BONMATI, age 58, founded the Company in December 1993. He has served as a director of the Company since its formation and as Chairman of the Board,
President and Treasurer of the Company since January 1994. Mr. Bonmati has served, and is currently serving, as President of Bones L.L.C. a private investment firm, since its formation in 1997. Mr. Bonmati received B.S. and M.S.
degrees from the Institute National Superieur de Chimie Industrielle, France, an
M.S. degree from the Ecole Nationale Superieure du Petrole et des Moteurs,
France, and an MBA degree from the University of Paris, France.

MICHAEL W. HUBER, age 78, has served as a director of the Company since May
1995. He also serves as Chairman of the Audit Committee and member of the
Compensation Committee. He is retired Chairman, Chief Executive Officer, and director of J.M. Huber Corporation, a diversified family-owned company engaged in natural resource development, specialty chemical and wood product manufacturing.

NEIL H. KOENIG, C.P.A., age 55, has served as Chief Financial Officer of the
Company since September 2002. From 2001 to 2003, Mr. Koenig served as Interim
Chief Financial Officer of First Union Real Estate Equity and Mortgage
Investments, a publicly traded real estate investment trust. Since 1981, Mr.
Koenig has served as a managing partner of Imowitz Koenig & Co., LLP, a certified public accounting firm and since 1999 he has served as the managing member of the Real Estate Systems Implementation Group, LLC, a consulting company serving the real estate industry. Mr. Koenig received a B.S. degree from
Farleigh Dickinson University and a MBA degree from Fordham University.

ANDRE-JACQUES NEUSY, M.D., age 62, has served as a director of the Company since
September 1997. He also serves as a member of the Compensation Committee. Dr.
Neusy is Associate Professor of Medicine and the Director of the Center for
Global Health at the New York University School of Medicine. Dr. Neusy is also the chief of the renal section at Bellevue Hospital Center in New York City. Dr.
Neusy received a B.A. degree from the International School in Lubumbashi, Zaire, and an M.D. degree from the Free University of Brussels Medical School.

WILLIAM ORR, age 66, has served as a director of the Company since June 2004. He also serves as a member of the Audit Committee. Since 2003, Mr. Orr has served as an officer and a director of First Global Services, an investment company with interests in publicly traded companies and real estate. Prior to 1974, he was an officer and a director of Botany Industries, a Fortune 500 company, and of several of its subsidiaries. He then founded and became President of both
North American Agriculture Corp. and OTR Transportation through its Jackson &
Johnson subsidiary, which were both sold in 1997. He was President of Jake's
Products, Inc., a commodities business until it was sold in 1996 and President of JPI Transfer, a commodities

tanker operation, which was merged into Jackson & Johnson and sold in 1997. Mr.
Orr holds a B.S. degree in Biochemistry from Wake Forest College.

ALBERT S. WAXMAN, PH.D., age 66, has served as a Director of the Company since
January 1994. Dr. Waxman is a co-founder and Senior Managing Member of Psilos
Group Managers, LLC, a venture capital firm specializing in e-health and healthcare services investments since 1998. Prior to co-founding Psilos Group
Managers, LLC, Dr. Waxman was, from 1993 to 1998, Chairman and Chief Executive
Officer of Merit Behavioral Care Corporation, a healthcare company. Dr. Waxman is Chairman of the Board of Directors of several Psilos portfolio companies, including Healthcare, Inc., e-Health Direct, and Active Health Management. Dr.
Waxman received a B.S.E.E. degree from City College of New York and M.A. and
Ph.D. degrees from Princeton University. He serves on the Advisor Council of
Princeton University's School of Engineering and Applied Sciences.

VOTE REQUIRED FOR APPROVAL

         The vote of a plurality of the holders of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a director of the Company. Accordingly, the six director nominees receiving the greatest number of votes cast will be elected, regardless of the number of votes withheld for the election of such director nominees. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted
FOR the election of the six persons nominated to serve as directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE RE-ELECTION OF THE SIX PERSONS NOMINATED TO SERVE AS DIRECTORS.

BOARD ORGANIZATION AND MEETINGS

         During the year ended December 31, 2005, the Board of Directors held two meetings and acted on 5 other occasions by unanimous written consent. Each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors held in fiscal year 2005 during his tenure as a director or member of the committee on which he served.

         There are two standing committees:

         AUDIT COMMITTEE. The Audit Committee was established in June 1995 and consists of Michael W. Huber (Chairman) and William Orr. The Audit Committee:
(i) makes recommendations to the Board of Directors with respect to the independent accountants who conduct the annual audit of the Company's financial statements; (ii) reviews the scope of the annual audit and meets with the
Company's independent accountants to review their findings and recommendations;
(iii) approves major accounting policies or changes thereto; and (iv)
periodically reviews principal internal controls to assure that the Company is maintaining an adequate and effective system of financial controls. The Audit
Committee is governed by an Audit Committee Charter adopted by the Board of
Directors, a copy of which is set forth as Appendix A to this Proxy Statement.
The Audit Committee held four meetings in fiscal year 2005.

         The Board of Directors has determined that each of the Audit Committee members meets the independence, financial literacy and experience requirements of the applicable rules and regulations of the SEC and the NASDAQ Stock Market.
The Board of Directors has also determined that Michael W. Huber satisfies the requirements for an "audit committee financial expert" and has designated him as the Company's audit committee financial expert.

         COMPENSATION COMMITTEE. The Compensation Committee was established in
June 1995 and consists of Michael W. Huber and Andre-Jacques Neusy. None of such members are, or ever were, executive officers or employees of the Company.
During the last fiscal year, none of the executive officers of the Company served on the Board of Directors or on the compensation committee of any other entity, any of whose executives served on the Board of Directors. The
Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This Committee also performs duties of administration with respect to the Company's Amended and Restated 1994 Stock Option and Incentive
Plan for Employees and the Company's Amended and Restated 2000

Non-Employee Directors' and Consultants' Stock Option Plan. The Compensation
Committee held 2 meetings during fiscal year 2005 and acted on 9 other occasions by unanimous written consent.

         The Company does not have a standing nominating committee or committee performing similar functions, and, accordingly does not have a committee charter. The entire Board of Directors participates in the consideration of director nominees, therefore, fulfilling the role of a nominating committee.

         The procedures for stockholders to nominate persons to serve as directors are set forth in the Company's By-Laws. Stockholders wishing to submit nominations should notify the Company at its principal executive offices, located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604. In
order to be considered by the Board of Directors, nominations must be in writing and addressed to the Secretary of the Company and must be received by the
Company on or before the deadline for the receipt of stockholder proposals. See
"Submission of Stockholder Proposals." The Board of Directors evaluates each candidate, including incumbents, based on the same criteria. Once the candidate has been contacted and accepts being considered as a nominee, the Board of
Directors will review the candidate's resume and other credentials and analyze the expertise and experience that the candidate would provide to the Board of
Directors and the Company.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Company does not have a formal policy by which stockholders may communicate directly with directors, but any stockholder who wishes to send communications to the Board of Directors should deliver such communications to the Secretary of the Company at the principal executive offices of the Company located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604.
The Secretary is responsible for determining, in consultation with other officers of the Company and advisors, as appropriate, which (and the manner that) stockholder communications will be relayed to the Board of Directors.

COMPENSATION OF DIRECTORS

         Under the Amended and Restated 2000 Non-Employee Directors' and
Consultants' Stock Option Plan, each non-employee director receives options to acquire shares of Common Stock, vesting in four equal annual installments, commencing on the first anniversary of the date of grant, at an exercise price per share not lower than the market value on the date of grant. A grant to acquire 50,000 shares is effective on the date of the Director's first election to the Board of Directors and a grant to acquire 5,000 shares is effective on the date of the Director's re-election to the Board of Directors. No member of the Board of Directors was paid compensation during the 2005 fiscal year for his service as a director or member of any committee established by the Board of
Directors of the Company, other than pursuant to the standard compensation arrangements described above.

                               SECURITY OWNERSHIP

         The following table sets forth information regarding the beneficial ownership of the Common Stock as of May 5, 2006 (except as otherwise indicated)
by each person known by the Company to be the beneficial owner of more than 5%
of the Common Stock. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

SECURITY OWNERSHIP OF                                     SHARES OF          PERCENT
CERTAIN BENEFICIAL OWNERS                              COMMON STOCK (1)  OF COMMON STOCK (1)
-------------------------                              ----------------  -------------------

Reynald G. Bonmati (2) ............................       25,327,995         55.3%
Psilos Group Partners II SBIC, L.P. ...............        4,000,000          9.0%
Albert S. Waxman (3) ..............................        5,985,845         13.5%
Michael W. Huber (4) ..............................        4,169,384          9.2%
Rock Creek Investment Partners, L.P. (5) ..........        2,821,429          6.3%

         The following table sets forth information regarding management's ownership of the Common Stock as of May 5, 2006 (except as otherwise indicated)
by (i) each director and nominee to be director, (ii) each executive officer and
(iii) all directors and officers as a group. Except as otherwise indicated
below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                                      SHARES OF             PERCENT
SECURITY OWNERSHIP OF MANAGEMENT                   COMMON STOCK (1)    OF COMMON STOCK (1)
--------------------------------                   ----------------    -------------------

Reynald G. Bonmati (2) ....................           25,327,995             55.3%
Albert S. Waxman (3) ......................            5,985,845             13.5%
Michael W. Huber (4) ......................            4,169,384              9.2%
Neil H. Koenig (6) ........................            1,994,890              4.4%
Andre-Jacques Neusy (7) ...................              659,140              1.5%
William Orr (8) ...........................              133,750                *

All directors and officers of the Company
as a group (six persons) (2), (3), (4),
(6), (7) and (8) ..........................           38,271,004             76.5%

Total shares of Common Stock issued and
outstanding ...............................           44,353,618

-------------------
* Less than 1%.

(1)   Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule
      13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of a determination date are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person.

(2)   Includes 1,272,188 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 5, 2006. Includes warrants to purchase up to 1,640,000 shares of Common Stock issued in connection with loans in the aggregate amount of $1,285,000 made by Mr. Bonmati to the
      Company since January 2003. Includes a warrant held by Bones L.L.C. to purchase up to 175,000 shares of common stock issued in connection with
      Mr. Bonmati's guarantee of a line of credit from HSBC Bank USA, N.A. in
      October 2005. Includes 13,359,499 shares of common stock held of record by
      Bones L.L.C., warrants to purchase up to 25,000 shares of common stock issued in connection with a loan in the amount of $25,000 made by Bones
      L.L.C. to our company in January 2005 and warrants to purchase up to
      350,000 shares of common stock issued in connection with loans in the amount of $350,000 made by Mr. Bonmati since November 2005. Mr. Bonmati may be deemed to be a beneficial owner due to his relationship with such entity. Mr. Bonmati is a managing

      member of Bones L.L.C. Such beneficial ownership is disclaimed by Mr.
      Bonmati, except to the extent of his proportionate interest in such entity. Also includes 1,391,638 shares of Common Stock held by Mr.
      Bonmati's wife, as a trustee for their children and warrants to purchase up to 185,000 shares of common stock issued in connection with loans in the amount of $185,000 made by The Chrystele Bonmati Trust since June
      2004, with respect to which Mr. Bonmati disclaims beneficial ownership.
      Includes 30,000 shares of common stock held by Mr. Bonmati's granddaughters, with respect to which Mr. Bonmati disclaims beneficial ownership.

(3)   Includes 72,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 5, 2006. Includes warrants to purchase up to 50,000 shares of Common Stock issued in connection with a loan in the amount of $50,000 made by Dr. Waxman to the Company in May 2004.
      Includes 4,000,000 shares of Common Stock held directly by Psilos Group
      Partners II SBIC, L.P. Dr. Waxman is a senior managing member of the general partner of Psilos Group Partners II SBIC, L.P. Such beneficial ownership is disclaimed by Dr. Waxman, except to the extent of his proportionate economic interest in such entity.

(4)   Includes 272,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 5, 2006. Also includes warrants to purchase up to 650,000 shares of Common Stock in connection with loans in the aggregate amount of $650,000 made by Mr. Huber to the Company since
      January 2003. Also includes warrants to purchase up to 50,000 shares of
      Common Stock in connection with the renewal for one year of his $50,000 promissory note dated September 18, 2003.

(5)   Includes warrants to purchase up to 500,000 shares of Common Stock, originally issued to John Sites, Jr. in connection with his provision of consulting services in 2005. Mr. Sites transferred the warrants to Rock
      Creek Investment Partners, L.P. in 2005.

(6)   Includes 116,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 5, 2006. Includes a warrant to purchase up to 175,000 shares of Common Stock issued in connection with Mr.
      Koenig's guarantee of line of credit from HSBC Bank USA, N.A. in October
      2005. Includes a warrant to purchase up to 220,000 shares of Common Stock in connection with loans in the aggregate amount of $150,000 made by Yukon
      Associates, an entity affiliated with Mr. Koenig, since January 2003. Such beneficial ownership is disclaimed by Mr. Koenig, except to the extent of his proportionate interest in such entity. Includes 50,000 shares of
      Common Stock directly owned by a business associate with respect to which
      Mr. Koenig disclaims beneficial ownership. Also includes a warrant to purchase up to 240,000 shares of Common Stock issued in connection with services rendered in respect of the asset sale to Cooper Surgical
      Acquisition Corp., as more fully described in the Form 8-K filed by the
      Company with the SEC on April 15, 2002.

(7)   Includes 72,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 5, 2006. Also includes warrants to purchase up to 50,000 shares of Common Stock, in connection with loans in the aggregate amount of $120,000 made by Dr. Neusy to the Company since
      January 2003.

(8)   Includes 26,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 5, 2006.

For the purposes of the foregoing table, the business address of each director and executive officer referenced above is c/o Orthometrix, Inc., 106 Corporate
Park Drive, Suite 102, White Plains, New York 10604.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table provides, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by, or awarded to, the Company's President (who also functions as the Company's chief executive officer) during fiscal year 2005:

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                                               AWARDS
                                                                           --------------
                                                 ANNUAL COMPENSATION         SECURITIES
                                                ---------------------        UNDERLYING             ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR      SALARY($)    BONUS($)      OPTIONS (#)(1)      COMPENSATION($)(2)
---------------------------           ----      --------     --------      --------------      ------------------

Reynald G. Bonmati                    2005       474,679           0           680,000                 6,267
       Chairman of the Board,         2004       458,004           0           675,000                 5,582
       President and Treasurer        2003       445,311           0           180,000                 3,115

     ---------------

(1)  Represents shares of Common Stock issuable upon exercise of options granted to the named executive officer.

(2)  Represents life insurance and long-term disability premiums paid by the
     Company, and also includes $4,500, $4,000, and $2,700, respectively of
     Company contributions to his 401(k) plan.

EMPLOYMENT AGREEMENT

         On November 18, 2005, the Company renewed its May 1, 1998 Employment
Agreement with Reynald G. Bonmati, Chairman of the Board, President, Treasurer
and a director of the Company. The term of his Employment Agreement now extends to December 31, 2010. Under his initial Employment Agreement dated May 1, 1998,
Mr. Bonmati was awarded an annual base salary comprised of $400,000 plus all costs related to the use of an automobile, including insurance, maintenance, repair, licenses and any applicable state or local income tax liabilities related thereto. His annual base salary is subject to annual adjustments to reflect cost of living increases in the Consumer Price Index for the New
York-Northwestern New Jersey area. It may also be increased upon annual review by, and upon the discretion of, the Compensation Committee. Mr. Bonmati is also entitled to an annual bonus payment equal to 5% of the Company's annual income before taxes, payable within 30 days after the release of the Company's audited financial statements for such year. No bonus was payable under the Employment
Agreement with respect to any fiscal year, including fiscal year 2005. Following the end of each fiscal quarter during the term of the Employment Agreement, Mr.
Bonmati is to be granted options under the 1994 Plan to purchase up to 45,000 shares of Common Stock. Such options are to be granted two days after the
Company announces its earnings for such quarter. The exercise price will be the closing price on the date of grant, and the options will vest in four equal annual installments. The Company's obligation to grant such options is subject to sufficient shares being available for grant. If the Company terminates Mr.
Bonmati's employment during the term of the Employment Agreement other than for cause, all unvested options will be deemed vested, and all vested options will be exercisable at any time during the period ending on the first anniversary date of such termination.

OPTION GRANTS/EXERCISES IN FISCAL YEAR 2005

                  The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2005 to the executive officers.

                               STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------

                                Number of          Percentage of
                               Securities          Total Options
                               Underlying            Granted to         Exercise
                             Options Granted        Employees in        Price
                                 (#) (1)          Fiscal Year (%)         ($/sh)       Expiration Date
                            ------------------    -----------------     -----------    ---------------

Name
----
Reynald G. Bonmati ......         500,000               38                0.330              03/01/10
                                   45,000                3                0.440              03/29/10
                                   45,000                3                0.330              05/17/10
                                   45,000                3                0.220              08/10/10
                                   45,000                3                0.190              11/14/10

Neil H. Koenig ..........           5,000              0.4                0.230              06/14/15

---------------

(1)    All options granted to Mr. Bonmati were granted pursuant to our Amended and Restated 1994 Stock Option and Incentive Plan and all options granted to Mr. Koenig were granted pursuant to our Amended and Restated 2000
       Non-Employee Directors' and Consultants' Stock Option Plan. These options are incentive stock options, except those granted to Mr. Bonmati, which are non-qualified stock options. All options become exercisable on each anniversary following the date of grant in four equal installments.

The following tables set forth certain information concerning the exercise of options to purchase Common Stock by the named executive officers during fiscal year 2005 and the value at December 31, 2005 of unexercised options held by each of the named executive officers.

          AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2005 AND VALUE OF OPTIONS AT DECEMBER 31, 2005

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                             OPTIONS HELD AT FISCAL          MONEY OPTIONS AT FISCAL
                             SHARES                               YEAR END (#)                  YEAR END ($)(1)(2)
                           ACQUIRED ON       VALUE         ---------------------------   -----------------------------
         NAME              EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
         ----              ------------    ------------    -----------   -------------   -----------     -------------

Reynald G. Bonmati ....      680,000         47,600          1,132,000       1,017,500        57,730         251,231

Neil H. Koenig ........            0              0            101,250          53,750         5,000           3,138

---------------

(1)  Options are "in-the-money" if the closing market price of the Common Stock exceeds the exercise price of the options.

(2)  The exercise prices of all but 80,000 options were less than $.11, the closing price of a share of Common Stock on December 30, 2005.

                                       10

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         GENERAL. The Company's Compensation Committee is composed of two independent, non-employee directors. The Compensation Committee and the Board of
Directors believe that compensation must be competitive, but that it should be directly and materially linked to the Company's performance. The compensation program is designed to attract and retain executive talent, to motivate executives to maximize operating performance, to provide an opportunity to measure performance on an individual basis, as well as on an overall
Company-wide basis, and to link executive and stockholder interests through the grant of stock options.

         The key components of the Company's executive compensation program consist of salary, bonuses and stock options. The Compensation Committee's policy with respect to each of these elements, including the bases of the compensation awarded to Mr. Bonmati, the Company's President, are discussed below. Through this program, a very significant portion of the Company's executive compensation is linked to performance and the alignment of executive interests with those of stockholders. The long-term compensation of all Company executive officers consists of stock options; the short term compensation consists of base salary and, in certain cases, bonuses.

         BASE SALARY. The Company has established base salary levels based upon competitive market pay rates, each executive's role in the Company and each executive's performance over time (including, where relevant, an executive's performance prior to joining the Company). Base salaries for executives are reviewed annually based on a variety of factors, including individual performance, market salary levels for comparable positions within comparable companies and the Company's overall financial results, and may be adjusted to reflect such factors.

         BONUSES. At the end of each year, bonuses for executive officers may be recommended by the Company and reviewed and approved by the Compensation
Committee. Any such bonuses will be payable out of a bonus pool determined by the Board of Directors or the Compensation Committee, and will be determined by measuring such officer's performance, the performance of the operations for which such officer has primary responsibility and the Company's overall performance against target performance levels to be established by the
Compensation Committee. No bonuses were granted for fiscal year 2005.

         STOCK OPTIONS. The Compensation Committee believes that aligning management's interests with those of stockholders is an important element of the
Company's executive compensation plan. Stock options align the interests of employees and stockholders by providing value to the executive officers through stock price appreciation only. At December 31, 2005, options to purchase an aggregate of 2,772,500 shares of Common Stock were outstanding under our Amended and Restated 1994 Stock Option and Incentive Plan. Options to purchase an aggregate of 1,020,000 shares of Common Stock were also outstanding under our
Amended and Restated 2000 Non-Employee Directors' and Consultants' Stock Option
Plan. In all cases, the exercise prices of these options are not less than the fair market value of the Common Stock on the grant dates.

         Future awards of stock options will be made periodically at the discretion of the Compensation Committee, in certain cases, based upon recommendations of the Company's President. The size of such grants, in general, will be evaluated by regularly assessing competitive market practices, the individual's position and level of responsibility within the Company, and the overall performance of the Company, including its historic financial success and its future prospects. The Company believes that stock options are the single most important element in providing incentives for management performance and intends to continue to award significant amounts of stock options to officers and key employees.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Effective November 18,
2005, the Company amended its May 1, 1998 Employment Agreement with Mr. Bonmati described above (see "Executive Compensation-Employment Agreements"). The
Compensation Committee believes that it is critically important for the Company to demonstrate to third parties with whom the Company transacts business (e.g., potential customers and potential sources of financing), Mr. Bonmati's firm commitment to the Company for the long term. Mr. Bonmati's annual base salary for fiscal year 2005 was $474,679. No bonus was awarded to Mr. Bonmati for fiscal year 2005.

                                           COMPENSATION COMMITTEE:

                                           Michael W. Huber
                                           Andre-Jacques Neusy

                                       11

                             AUDIT COMMITTEE REPORT

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditor is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee reviewed and discussed the audited financial statements with Company management and Radin, Glass (the Company's independent auditors since September 2002). Specifically, the Audit Committee has discussed with Radin, Glass matters required to be discussed by SAS 61
(Codification of Statements on Auditing Standards, AU Section 380).

         The Audit Committee received from Radin, Glass the written disclosures and the letter required by Independence Standards Board Standard No. 1
(Independence Discussions with Audit Committees), and has discussed with Radin,
Glass the issue of its independence from the Company.

         Based on the Audit Committee's review of the audited financial statements and its discussions with both management and Radin, Glass noted
above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form
10-KSB for the fiscal year ended December 31, 2005.

                                                  AUDIT COMMITTEE:

                                                  Michael W. Huber
                                                  William Orr

                                       12

STOCK PERFORMANCE GRAPH

         The following graph compares, from August 2, 1995 (the date that the
Company's Common Stock began trading on The NASDAQ National Market following its initial public offering) through December 31, 2005, the percentage change in the
Common Stock to the cumulative total return of the NASDAQ Composite Index
(NASDAQ Composite) and the S&P Mid Cap Health Care Index (Mid Cap Health Care).
The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends. From August 2,
1995 to September 23, 1998, the Common Stock was traded on the NASDAQ National
Market. The Common Stock has been quoted on the OTC Bulletin Board since
September 23, 1998.

                      As of August 2,                             As of December 31,
                      --------------- --------------------------------------------------------------------------
                          1995        1995   1996   1997   1998   1999   2000   2001   2002   2003   2004   2005
                          ----        ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Orthometrix, Inc.         $100        $221   $ 96   $107   $  3   $  8   $  1   $  1   $  1   $  1   $  4   $  2
NASDAQ Composite           100         106    130    159    224    413    251    198    136    204    222    225
S&P Mid Cap Health Care    100         122    113    123    158    161    247    234    185    210    210    220

                           TOTAL SHAREHOLDER RETURNS

                               [GRAPHIC OMITTED]]

DOLLARS

450

400

350

200

150

100

50

0

2-Aug-95  Dec-95    Dec-96   Dec-97   Dec-98   Dec-99   Dec-00   Dec-01  Dec-02

Dec-03    Dec-04    Dec-05

                                  YEARS ENDING

--Orthometrix, Inc.      --NASDAQ Composite       --S&P Mid Cap Health Care

         The performance of the Common Stock reflected above is not necessarily indicative of future performance of the Common Stock. The performance graph which appears above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, and shall not be deemed filed under either of such Acts except to the extent that the Company specifically incorporates this information by reference.

                                       13

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of
Common Stock and other equity securities of the Company. Such directors, executive officers and ten-percent stockholders are also required to furnish the
Company with copies of all such filed reports.

         Based solely upon the review of the copies of such reports furnished to the Company and written representations that no other reports were required during the 2005 fiscal year, the Company believes that one report of a change in ownership related to the one transaction of a cash purchase of Common Stock, effective February 25, 2005, was not timely filed by Reynald Bonmati.

                            CERTAIN RELATIONSHIPS AND
                           RELATED PARTY TRANSACTIONS

         During 2005, the Company borrowed $215,000 from certain officers and directors. $40,000 were short term, non-interest bearing loans which were repaid in 2005, $25,000 were short term loans, bearing interest at prime which mature when the Company receives their next sale proceeds, and the remaining $150,000 of the borrowed amount were notes bearing interest at prime plus one (8.25% at
December 31, 2005) which mature one year from the date of issuance. In addition, the Company issued notes of $70,000 to unaffiliated individuals under the same note terms and conditions. For all of the notes, the Company is obligated to prepay the principal amount within 10 days upon the occurrence of either of two events; if it (i) receives at least $5,000,000 from an equity financing or (ii)
sells substantially all of its assets.

         In December 2004, the Board of Directors authorized the Company to offer to the holders of $2,145,000 in principal amount of promissory notes issued at various times between June 2003 and January 2005 the opportunity to convert the principal amount of such notes into shares of the Company's Common
Stock. Holders of such notes elected to convert $1,545,000 of notes, or the
Total Conversion Amount, into 5,492,995 shares of Common Stock at $0.2813 per share (a 20% discount from the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004). All of the notes bore interest at the JPMorgan Chase prime rate plus 1% and matured at various times through January 2006. Of the Total Conversion Amount, $1,300,000
was represented by notes held by our officers, directors or affiliates - Michael
W. Huber ($350,000), Neil H. Koenig ($120,000), Reynald G. Bonmati ($660,000),
Andre-Jacques Neusy ($120,000), and Albert S. Waxman ($50,000). The actual conversion took place on January 17, 2005, but took effect retroactively on
December 31, 2004. The issuance of the shares of Common Stock pursuant to the conversion was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The converted notes did not have a beneficial conversion feature. After giving effect to such conversion, $600,000 in principal amount of notes remained outstanding of which $455,000 were held by officers and directors. Out of the $600,000 in principal amount of outstanding notes,
$500,000 was repaid in March 2005 (including the notes issued to Reynald G.
Bonmati ($305,000), William Orr ($50,000), David E. Baines ($50,000), Ralph G.
Theodore and Ellen H. Theodore JTWROS ($25,000), John Utzinger ($20,000), and
Farooq Kathwari ($50,000)), and $100,000 was cancelled in conjunction with the issuance of Common Stock to Psilos described below.

         On February 25, 2005, the Company entered into a Securities Purchase
Agreement with Rock Creek Investment Partners, L.P. Pursuant to such agreement, the Company sold 2,321,429 shares of Common Stock at $0.28 per share for an aggregate purchase price of $650,000 to Rock Creek Investment Partners, L.P. The
market price of the Common Stock on February 25, 2005 was $0.33.

         On March 3, 2005 the Company entered into a Securities Purchase
Agreement with Psilos Group Partners II SBIC L.P ("Psilos") and Reynald Bonmati.
Pursuant to such agreement, the Company sold 4,000,000 shares of Common Stock at
$0.25 per share for a purchase price of $1,000,000 to Psilos, of which Dr.
Waxman, a director of the Company, is Senior Managing

                                       14

Member, and sold 400,000 shares of Common Stock at $0.25 per share, for a purchase price of $100,000 to Reynald G. Bonmati, an officer and director of the
Company. The $100,000 purchase price was deemed paid by Mr. Bonmati as a result of the cancellation of the aggregate amount of $100,000 of promissory notes issued by the Company in favor of Mr. Bonmati. On December 15, 2004, the
Company's Board of Directors ("the Board") authorized the commencement of negotiations with Psilos and other parties regarding the private sale of shares of the Company's Common Stock. The Board determined that a sale price equal to the average closing price over the 30-day period preceding the closing date, less 20%, would be appropriate. When negotiations with Psilos began on December
15, 2004, such discounted average price was approximately $0.28 per share. When
Psilos was ready to close the transaction on March 3, 2005, such discounted average price had decreased to approximately $0.24 per share. The parties agreed to price the deal at $0.25 per share, with Psilos being issued 4,000,000 shares.
At the request of Psilos, Mr. Bonmati agreed to purchase 400,000 shares on the same terms. The Board unanimously authorized and ratified the transaction, with the related parties abstaining from the vote. The Company sold an additional
360,000 shares of Common Stock for $90,000 in conjunction with this offering.
None of the investors of the 360,000 shares were employees or officers of the
Company. The market price of the Common Stock on March 3, 2005 was $0.43. The discount on the 4,000,000 shares issued to Psilos did not relate, in any part, to compensation for director services for Dr. Waxman. The $72,000 discount on the 400,000 shares issued to Mr. Bonmati was recorded as compensation expense and as additional paid-in capital.

         On March 11, 2005, the Company granted to a consultant a warrant to purchase up to 500,000 shares of Common Stock at $0.33 per share in consideration for the assistance with the financial structuring of the Company.
The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at $144,600. The value of the warrants was recorded as consulting expense and as additional paid-in capital. These warrants were subsequently reassigned to Rock Creek Investment Partners, L.P.

         In October 2005, the Company obtained a $350,000 line of credit from
HSBC Bank USA, N.A. This loan was guaranteed by Reynald Bonmati and Neil Koenig.
In connection with the guarantee, the Company issued them warrants to purchase up to 350,000 shares of Common Stock at $0.25 per share. The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at $73,430. The value of the warrants was recorded as consulting expense and additional paid-in capital.

         In December 2005, the Company granted Neil Koenig 400,000 shares of
Common Stock at the market price of $0.19 per share for services rendered. The value of the stock was $76,000 and recorded as consulting expense, additional paid in capital, and common stock.

         During the three months ended March 31, 2006, the Company issued
$275,000 notes to certain officers and directors. These notes bear interest at the JPMorgan Chase prime rate plus one (8.75% at March 31, 2006) which mature one year from the date of issuance. The Company is obligated to repay the principal amount within 10 days upon the occurrence of either two events: if it
(i) receives at least $5,000,000 from an equity financing or (ii) sells substantially all of its assets.

                                       15

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         Upon recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Radin, Glass & Co.,
LLP ("Radin, Glass") as independent public accountants to examine the Company's financial statements for the fiscal year ending December 31, 2006.
Representatives of Radin, Glass are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

         The reports of Radin, Glass on the financial statements of the Company for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion other than raising substantial doubt about the
Company's ability to continue as a going concern and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles for the years then ended.

         The Company has not consulted with Radin, Glass during the previous two fiscal years and the interim periods to date on any matters which were the subject of any disagreement or with respect to any "reportable event" as that term is defined in Item 304 of Regulation S-B or the type of audit opinion that might be rendered on the Company's financial statements.

     Fees for services provided by Radin, Glass for fiscal years ended December
31, 2005 and 2004 were as follows:

     1.   Audit Fees - The aggregate fees for the years ended December 31, 2005 and 2004 for professional services rendered by Radin, Glass for the audit of annual financial statements and review of financial statements included in any Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements are approximately $35,500 and $30,250, respectively.

     2.   Audit-Related Fees - The Company did not pay any audit-related fees during the years ended December 31, 2005 and 2004 that are not reported under paragraph 1 above.

     3.   Tax Fees - The Company did not pay any fees during the years ended
          December 31, 2005 and 2004 for professional services rendered by the principal accountant for tax compliance, tax advice or tax planning.

     4.   All Other Fees - The Company did not pay any other fees during the years ended December 31, 2005 and 2004 other than those reported in paragraph 1 above.

      All audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee. 100% of the hours expended on Radin,
Glass's engagement to audit the Company's financial statements were performed by
Radin, Glass's full-time, permanent employees.

      All audit and non-audit services that may be provided by Radin, Glass to the Company shall require approval by the Audit Committee. Further, Radin, Glass shall not provide those services to the Company specifically prohibited by the
SEC, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Oversight
Board determines, by regulation, is impermissible.

VOTE REQUIRED FOR APPROVAL

         Assuming a quorum is present, the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxies at the Annual Meeting is required to ratify the appointment of the Company's independent accountants.

                                       16

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF RADIN, GLASS & CO., LLP AS
INDEPENDENT ACCOUNTANTS TO EXAMINE THE COMPANY'S FINANCIAL STATEMENTS FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2006.

                                       17

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         In accordance with Rules 14a-4(c) and 14a-5(e) promulgated under the
Exchange Act, the Company hereby notifies its stockholders that it did not receive on or before January 15, 2006 proper notice of any other proposed matter to be submitted for stockholder vote at the Annual Meeting and, therefore, all proxies received in respect of the Annual Meeting will be voted in the discretion of the Company's management on any matters which may properly come before the Annual Meeting.

         Any proposal to be presented by a stockholder at the Company's 2007
Annual Meeting of Stockholders must be received in writing by the Company no later than January 15, 2007, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.

         The Company further notifies its stockholders that if the Company does not receive notice by January 15, 2007 of a proposed matter to be submitted to stockholders at the 2007 Annual Meeting of Stockholders, then any proxies held by members of the Company's management in respect of such meeting may be voted in the discretion of such management members on such matter if it shall properly come before such meeting, without any discussion of such proposed matter in the proxy statement to be distributed in respect of such meeting.

INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-KSB
         This Proxy Statement incorporates by reference our Form 10-KSB for the fiscal year ended December 31, 2005, a copy of which is set forth as Appendix B to this Proxy Statement and which contains important information about the
Company and its financial condition that is not included in this Proxy
Statement.

                                       18

                                  OTHER MATTERS

         The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. Should any other matter properly come before the Annual
Meeting, however, it is the intention of the persons named in the form of proxy accompanying this Proxy Statement to vote all shares represented by proxies in accordance with their judgment on such matters.

                                         By Order of the Board of Directors

                                         /s/ Neil H. Koenig
                                         -------------------------------------
                                         Neil H. Koenig
                                         Secretary

Dated: May 12, 2006

                                       19

                                                                      APPENDIX A

                                ORTHOMETRIX, INC.

                            106 Corporate Park Drive
                                    Suite 102
                             White Plains, NY 10604

                             AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (Charter) has been adopted by the Board of
Directors (the Board) of Orthometrix, Inc. (the Company). The Audit Committee of
the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE: ORGANIZATION

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

RESPONSIBILITIES

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below.

     The Committee shall be responsible for:

     o    Recommending to the Board the independent auditors to be nominated for shareholder approval to audit the financial statements of the Company.
          Such auditors are ultimately accountable to the Board and the
          Committee, as representatives of the shareholders.

     o    Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     o    Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the
          Company, consistent with Independence Standards Board Standard Number
          1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

                                      A-1

     o    Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of
          Auditing Standards No. 61 and consideration of the quality of the
          Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the
          Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the
          Company's Annual Report on Form 10-K.

     o    Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange
          Commission.

     o    Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     o    Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the
          Company's Quarterly Report on Form 10-Q (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the
          Committee chair in person or by telephone.)

     o    Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     o    Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the
Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                                      A-2

                                                                      APPENDIX B

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

   For the fiscal year ended December 31, 2005    Commission file No. 0-26206

                                Orthometrix, Inc.
                                -----------------
        (Exact name of small business issuer as specified in its charter)

                  Delaware                                    06-1387931
------------------------------------------------------- ------------------------
        (State or other jurisdiction of                    (I.R.S. Employer
         incorporation or organization)                    Identification No.)

106 Corporate Park Drive, Suite 102, White Plains, NY           10604
------------------------------------------------------- ------------------------
       (Address of principal executive office)                (Zip Code)

        Registrant's telephone number, including area code (914) 694-2285
                                                           ----------------

Securities registered pursuant to Section 12(b) of the Act:

                                      NONE

Securities registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.0005 PER SHARE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes  X   No
                                      -----    -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [ ]

Registrant's revenues for its most recent year were $1,514,525.

The aggregate market value of the registrant's Common Stock, par value $0.0005 per share, held by non-affiliates of the registrant as of February 13, 2006 was
$2,707,506.53 based on the price of the last reported sale on the OTC Bulletin
Board.

As of February 13, 2006 there were 44,353,618 shares of the registrant's Common
Stock, par value $0.0005 per share, outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Orthometrix, Inc. Proxy Statement for the 2006 Annual Meeting of
Stockholders are incorporated by reference in Items 9, 10, 11 and 12 of Part III of this Form 10-KSB. A definitive proxy statement will be filed with the
Securities and Exchange Commission within 120 days after the close of the fiscal year covered by this Form 10-KSB.

                                      B-1

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----
INTRODUCTION                                                          B-3

ITEM 1.        BUSINESS                                               B-3

ITEM 2.        PROPERTIES                                            B-17

ITEM 3.        LEGAL PROCEEDINGS                                     B-17

ITEM 4.        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS   B-17

ITEM 5.        MARKET FOR REGISTRANT'S COMMON EQUITY AND
                     RELATED STOCKHOLDER MATTERS                     B-18

ITEM 6.        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS              B-18

ITEM 7.        FINANCIAL STATEMENTS                                  B-24

ITEM 8.        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON      B-46
                    ACCOUNTING AND FINANCIAL DISCLOSURE

ITEM 8A.       CONTROLS AND PROCEDURES                               B-46

ITEMS 9, 10, 11 and 12 DOCUMENTS INCORPORATED BY REFERENCE           B-47

ITEM 13.       EXHIBITS                                              B-47

ITEM 14.       PRINCIPAL ACCOUNTING FEES AND SERVICES                B-50

                                      B-2

                                  INTRODUCTION

         The statements included in this Report regarding future financial performance and results and other statements that are not historical facts constitute forward-looking statements. The words "believes," "intends,"
"expects," "anticipates," "projects," "estimates," "predicts," and similar expressions are also intended to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to risks and uncertainties. In connection with the "safe harbor" provisions of the
Private Securities Litigation Reform Act of 1995, Orthometrix, Inc.,
("Orthometrix" or the "Company" or "OMRX"), cautions the reader that actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain important factors, including, without limitation, the following: (i) the effect of product diversification efforts on future financial results; (ii) the availability of new products and product enhancements that can be marketed by the Company; (iii)
the importance to the Company's sales growth and that regulatory approval of products be granted, particularly in the United States; (iv) the acceptance and adoption by primary care providers of new products and the Company's ability to expand sales of its products to these physicians; (v) adverse affect resulting from changes in the reimbursement policies of governmental programs (e.g.,
Medicare and Medicaid) and private third party payors, including private insurance plans and managed care plans; (vi) the high level of competition in the rehabilitation and physical therapy markets; (vii) the high level of competition in the pain management market; (viii) changes in technology; (ix)
the Company's ability to continue to maintain and expand acceptable relationships with third party dealers and distributors; (x) the Company's ability to provide attractive financing options to its customers and to provide customers with fast and efficient service for the Company's products; (xi)
changes that may result from health care reform in the United States may adversely affect the Company; (xii) the Company's cash flow and the results of its ongoing financing efforts; (xiii) the effect of regulation by the United
States Food and Drug Administration ("FDA") and other government agencies; (xiv)
the Company's ability to secure FDA approval to market its products; (xv) the effect of the Company's accounting policies; (xvi) the outcome of potential litigation; and (xvii) other risks described elsewhere in this Report and in other documents filed by the Company with the Securities and Exchange
Commission. The Company is also subject to general business risks, including adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors and the Company's ability to retain and attract key employees. Any forward-looking statements included in this Report are made as of the date hereof, based on information available to the Company as of the date hereof, and, subject to applicable law, the Company assumes no obligation to update any forward-looking statements.

                                     PART I

ITEM 1.  BUSINESS.

         Orthometrix, Inc. markets, sells and services several musculoskeletal product lines used in pharmaceutical research, diagnosis and monitoring of bone and muscle disorders, sports medicine, rehabilitative medicine, physical therapy and pain management. Prior to April 11, 2002, the Company also developed, manufactured, sold and serviced a broad line of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis. This line of products, which was the Company's primary business, was sold on April 11, 2002 to CooperSurgical Acquisition Corp.
("Cooper"), a wholly-owned subsidiary of the Cooper Companies, Inc. (NYSE:COO)
(the "Asset Sale"). As of April 11, 2002, the Company changed its name from
Norland Medical Systems, Inc. to Orthometrix, Inc. As a result of the Asset
Sale, the Company's subsidiaries became inactive and were subsequently dissolved in 2003.

                                      B-3

         During the past two years, the Company has experienced aggregate losses from operations of $4,332,317 and has incurred a total negative cash flow from operations of $3,000,606 for the same two-year period. These matters raise substantial doubt about the Company's ability to continue as a going concern.
The Company's continued existence is dependent upon several factors, including increased sales volume and the ability to achieve profitability on the sale of some of the Company's remaining product lines. The Company is pursuing initiatives to increase liquidity, including external investments and obtaining additional lines of credit. In October 2005, the Company obtained $350,000 of credit from HSBC Bank USA, N.A. The line of credit has been guaranteed by certain officers and directors of the Company and in connection with this guarantee they have been granted warrants to purchase up to 350,000 shares of
Common Stock at $0.25 per share. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales. The Company has implemented high credit standards for its customers and is emphasizing the receipt of down payments from customers at the time their purchase orders are received and attempting to more closely coordinate the timing of purchases.

         On April 11, 2002, the Company sold its bone measurement business to
Cooper, the Company's exclusive distributor to U.S. physicians and group practices specializing in Obstetrics and Gynecology. The Company was entitled to receive up to a maximum of $12.0 million for the sale of substantially all its assets and the assumption of certain liabilities. The Company received $3.5 million of the purchase price at the closing of the Asset Sale. An additional
$1.0 million of the remaining purchase price (plus or minus any required purchase price adjustment) was to be released to the Company by Cooper during
August 2002 upon submission to the Company by Cooper of a closing statement setting forth the value of the net assets and liabilities of the transferred business in the Asset Sale as of the closing date of the Asset Sale. In August
2002, Cooper submitted a closing statement to the Company and notified the
Company of a downward adjustment to the purchase price based on Cooper's purported valuation of the net assets and liabilities of the transferred business. Based on its downward adjustment, Cooper paid approximately $405,000 to the Company on August 16, 2002. The Company did not agree with Cooper's valuation of the applicable net assets and liabilities and, accordingly, did not agree with Cooper's downward purchase price adjustment. The Company and Cooper were unable to settle the disagreement and engaged an independent accounting firm to provide a binding resolution of such disagreement. During June 2003 the arbitrator settled the disagreement in favor of the Company for $268,569.
Accordingly, the Company received a total of $673,569 out of the potential
$1,000,000 installment payable in connection with the Asset Sale to Cooper. The settlement from Cooper was received in July 2003. The full amount of the remaining $500,000 installment of the purchase price was released by Cooper to the Company on January 30, 2004, without any adjustment. The Company recorded a gain from the Asset Sale of $4.3 million during the year ending December 31,
2002.

         In addition, the Company was eligible to receive up to an additional
$7.0 million in earn-out payments based on the net sales of certain products over a three-year period from May 1, 2002 to April 30, 2005. No amounts have been earned by the Company.

         The Company currently offers 7 product lines comprised of a total of 16 models. Its principal products are the pQCT(R) (or XCT(TM)) series for research applications, the pQCT(R) (or XCT(TM)) series for clinical applications, the
pDEXA(R) SABRE, the Galileo(TM) series, the Leonardo(TM), the VibraFlex(R)
series and the Orbasone(TM). During 2004, approximately 48% of our total sales were derived from four customers. During 2005, approximately 62.3% of our total sales were derived from 8 customers. These customers are primarily universities and hospitals. The Company markets, sells and services its products primarily in the United States and Canada. A small number of sales of certain of its products have been made in Australia, Taiwan and Mexico.

         The Company markets, sells and services its products and devices through two divisions--the Healthcare Division and the Sports & Fitness
Division:

                                      B-4

o    The Healthcare Division markets, sells and services:

          1.   pQCT(R) (peripheral Quantitative Computed Tomography) bone and muscle measurement systems for use in musculoskeletal research applications, including for bone disorders and human performance
               (also called the XCT(TM) research product line);

          2.   pQCT(R) bone and muscle measurement systems for use in
               musculoskeletal clinical applications, including for bone
               disorders and human performance (also called the XCT(TM) clinical product line);

          3.   the pDEXA(R) SABRE system, a DXA-based (Dual Energy X-Ray
               Absoptiometry) system used to measure bone mass and determine body composition of small laboratory animals;

          4.   patented exercise systems used in physical therapy, sports medicine and rehabilitative medicine - the VibraFlex(R) Rx and the Mini VibraFlex(R) (two years ago, the Company started selling in the physical therapy, sports medicine and rehabilitative markets the Galileo(TM) 2000 model that the Company imported from
               Germany while it was redesigning a United States-made version, which the Company named VibraFlex(R) Rx; the Company began marketing the VibraFlex(R) Rx in the second quarter of 2005 in such markets);

          5.   the Leonardo(TM), a human performance measurement device used to quantify the progress made by individuals using the Company's
               VibraFlex(R) exercise systems; and

          6.   the Orbasone(TM) ESWT pain management system (Extracorporal Shock
               Wave Therapy), used to treat chronic plantar fasciitis (foot pain), was added to the Company's product line following the successful completion of pre-market approval of the system by the
               FDA in the third quarter of 2005 (in the first quarter of 2005, the Company received approval from Health Canada to market and sell the Orbasone(TM) in Canada to treat chronic plantar
               fasciitis).

o    The Sports & Fitness Division markets, sells and services the following patented exercise systems:

          1.   the Mini VibraFlex(R);

          2.   the Mini VibraFlex(R) Plus;

          3.   the VibraFlex(R) 500 (two years ago, the Company started
               designing a more powerful version of the Galileo(TM) 2000 that we began marketing under the name VibraFlex(R) 500 in the fourth quarter of 2004 in the sports and fitness market);

          4.   the VibraFlex(R) 500S; and

          5.   The Galileo(TM) Sports Professional.

         The VibraFlex(R) products are based on the same patented technology as the Galileo(TM) products and offer an improved approach to muscle strength development through the short and intense stimulation of the muscles. The Sports
& Fitness Division markets, sells and services these systems to fitness centers, gyms, sports clubs and associations and to the general public.

                                      B-5

RECENT DEVELOPMENTS

         On February 1, 2006, the Company formed an alliance with Healthcare
Reimbursement Solutions, Inc. of Orlando, Florida to provide health care practices, such as podiatric and orthopedic practices that purchase its
Orbasone(TM) ESWT with a broad range of billing advisory services, from a reimbursement hot line to turn-key billing operation.

MARKETS AND PRODUCTS

         The Company currently offers 7 product types comprised of a total of 16 models: 5 models of pQCT(R) systems for bone & muscle research application (XCT
Research SA, XCT Research SA+, XCT Research M, XCT Research M+, and XCT 3000
Research); 2 models of pQCT(R) systems for clinical application related to bone
& muscle disorders (XCT 2000L and XCT 3000); 1 model of a DXA-based system used to measure bone mass and determine body composition of small laboratory animals:
pDEXA(R) SABRE; 2 models of patented powered exercise systems for rehabilitation and physical therapy (Mini VibraFlex(R), VibraFlex(R) Rx); 1 model of human performance measurement system (Leonardo(TM)); 5 models of VibraFlex(R) for sports and fitness (Mini VibraFlex(R) Plus, VibraFlex(R) 500, VibraFlex(R) 500S,
Mini VibraFlex(R), and Galileo(TM) Sports Professional); and 1 model of pain relief system (Orbasone(TM) ESWT).

The following is a description of each of the Company's product types and primary models.

1. THE PQCT(TM) SYSTEMS FOR BONE AND MUSCLE RESEARCH APPLICATIONS

         The Company believes that over the past decade, peripheral Quantitative
Computed Tomography (pQCT(R)) has replaced Dual Energy Bone Absorptiometry (DEXA or DXA) as the technology of choice for pharmaceutical research laboratories specializing in bone disorders such as osteoporosis. Unlike DXA, pQCT(R) allows true volumetric measurement of both bones and muscles. The Company believes that it allows not only faster assessment of new therapeutic agents but it also has a stronger impact on the entire musculoskeletal system.

         The Company directly markets, sells and services in the US and Canada the following pQCT(R) systems for in vivo and in vitro research:

XCT Research SA/SA+ (bone/muscle measurement for small laboratory animals such as rats); XCT Research M/M+ (bone/muscle measurement for transgenic mice); XCT
3000 Research - (bone/muscle measurement for large laboratory animals such as primates).

         The Company also directly markets, sells and services, in the United
States and Canada, the pDEXA(R) SABRE, a DXA-based system used to measure bone mass and determine body composition of small laboratory animals.

         Stratec Medizintechnik GmbH ("Stratec"), a worldwide leader in pQCT(R)
technology, manufactures these systems in Germany and markets them in the rest of the world (other than the United States and Canada where the Company directly markets, sells and services its products). North America accounts for about 80%
of the worldwide research market.

                                      B-6

2. THE PQCT(R) SYSTEMS FOR CLINICAL APPLICATION RELATED TO BONE AND MUSCLE
DISORDERS

         The clinical market is usually lagging several years behind the research market. Therefore, DXA still is the "gold standard" in the diagnostic and monitoring of bone disorders, in spite of its shortcomings. However, the two-dimensional nature of DXA technology makes it of little value in situations when parameters such as bone thickness or bone cross section area need to be measured (orthopedics) or when long bones continue to grow (pediatrics).

         The Company directly markets, sells and services in the US and Canada the following pQCT(R) systems for clinical assessment and monitoring of bone density and architecture:

XCT2000L (bone and muscle measurement at the forearm, foot and tibia);
XCT 3000 (bone and muscle measurement at the tibia and femur).

         All systems are principally marketed to the pediatrics and orthopedics specialties. Stratec, a worldwide leader in pQCT(R) technology, manufactures these systems in Germany and markets them in the rest of the world (other than the United States and Canada where the Company directly markets, sells and services its products).

         Sales, rental, and service of all pQCT(R) systems for in vivo and in vitro research, clinical assessment and monitoring of bone density and architecture represented approximately 51.2% of the Company systems sales from operations during fiscal year 2005.

3. PATIENTS WITH INCONTINENCE THAT BENEFIT FROM EXERCISE

         One target for the Galileo(TM) product line and the VibraFlex(R)
product line is the large incontinence market. It is well recognized that exercise of the perineal muscles can improve their strength and reduce incontinence. The VibraFlex(R) Rx is a patented powered exercise system that allows patients with incontinence to stimulate such muscles at a rapid (25/30
Hz) rate, providing them with the exercise that can reduce incontinence. The
VibraFlex(R) Rx replaced the Galileo(TM) 2000 for this application in the second quarter of 2005. The VibraFlex(R) Rx is manufactured in the United States by
Kimchuk.

4. PATIENTS WITH DIABETES THAT BENEFIT FROM EXERCISE

         It is well known that individuals with diabetes benefit from exercise.
In particular, exercise can improve blood circulation in the legs of diabetics.
Unfortunately, diabetics usually are not capable of long exercise sessions, and their exercise efforts must be predictable so that proper insulin levels can be maintained. The VibraFlex(R) Rx rapid (25/30 Hz) stimulation rate, which does not tax the cardiopulmonary system, is well suited to the needs of these individuals. The VibraFlex(R) Rx allows people with diabetes to enjoy the benefits of exercise. The VibraFlex(R) Rx replaced the Galileo(TM) 2000 for this application in the second quarter of 2005. The VibraFlex(R) Rx is manufactured in the United States by Kimchuk.

5. REHABILITATION / PHYSICAL THERAPY

         The patented Galileo(TM) 2000 powered exercise system has already penetrated the European rehabilitation and physical therapy market. It has been redesigned by the Company and is now made in the United States by Kimchuk, and marketed under the name of VibraFlex(R) Rx. It is used to rehabilitate muscle, tendons and ligaments, and to improve muscle strength and coordination. The
Company's VibraFlex(R) Rx (whole body vibration) and Mini VibraFlex(R) (upper body vibration) exercise systems are specifically used to:

                                      B-7

         o    exercise postural muscles and joints;

         o    improve muscle strength, reflexes and joint motions;

         o    redevelop postural muscles, joints and reflexes after injury or disease;

         o    reduce the pain and disability associated with osteoarthritis;
              and

         o    allow patients with Parkinson's disease to benefit from exercise that can slow the progress of the disease.

6.  THE HUMAN PERFORMANCE MEASUREMENT SYSTEM

         The Leonardo(TM) measures various key parameters of human performance, such as force and power. It has been designed to help the rehabilitation specialist and the physical therapist measure the progress made by his/her patients. The Leonardo(TM) system is made by Novotec. Leonardo(TM) sales were not significant for 2005.

7. SPORTS AND FITNESS

         The VibraFlex(R) is a revolutionary exercise system based on the same new and patented concept as the Galileo(TM) systems. Many European athletes and professional teams (ski, soccer, basketball, volleyball, tennis, etc.) already use the Galileo(TM) as an inherent part of their training to increase muscle power. One of the first United States athletes to use the Galileo(TM) system was
Lance Armstrong, several times winner of the Tour de France bicycle competition.
The Chicago White Sox baseball team was the first United States professional team to use the Galileo(TM) technology and the VibraFlex(R) 500 has since been incorporated in their routine training and conditioning. The list of United
States professional teams using the VibraFlex(R) product line is growing and now includes the New York Giants, the Miami Dolphins, the Orlando Magic, the Miami
Heat, the L.A. Clippers, the Boston Celtics and the Philadelphia 76'ers. The
VibraFlex(R) 500 was introduced in the fourth quarter of 2004.

         The VibraFlex(R) system was designed so that the powerful Galileo(TM)
technology will be affordable to the sports and fitness industry and to the home exercise market. The VibraFlex(R) 500 model is manufactured by Kimchuk. The Mini
VibraFlex(R) and the Mini VibraFlex(R) Plus models are manufactured by Novotec.
The VibraFlex(R) 500 replaced the Galileo(TM) 2000 for the sports and fitness application in the fourth quarter of 2004.

8. PAIN MANAGEMENT

         In the United States, the Company only received approval from the FDA to market the Orbasone(TM) for the treatment of chronic plantar fasciitis (foot pain). ESWT has typically been used to treat minor pain in soft tissues, such as the feet, ankles, elbows, shoulders and knees. The Orbasone(TM) ESWT is designed to deliver energy waves to patients in treatment sessions of less than 30 minutes under the supervision and care of a physician such as an orthopedic surgeon or podiatrist.

         Until June 2000, Nippon Infrared Industries Co., Ltd. (Japan)
manufactured the Orbasone(TM) for its developer MIP. The Orbasone(TM) was classified in August 1998 by the FDA as a Class I therapeutic vibrator (21 CFR
ss.890.5975) exempt from the 510(k) requirements of the Federal Food, Drug and
Cosmetic Act. Under a license from MIP, the Company began distributing in North
America the Orbasone(TM) and began generating modest sales in fiscal year 2000.
On June 21, 2000, the FDA informed MIP that the FDA had erred in its 1998 decision and rescinded its determination that the Orbasone(TM) was an exempt product. As a result, the Company suspended sales of the Orbasone(TM) in June
2000 pending FDA review of the product. The FDA determined that the Orbasone(TM)
was a Class III device requiring pre-market approval or PMA. During 2002, the
Company acquired the rights to manufacture the Orbasone(TM) under a license from
MIP and initiated a clinical study as part of the PMA process. In

                                      B-8

the third quarter of 2005, the Orbasone(TM) for the treatment of chronic plantar fasciitis (foot pain) was added to the Company's product line upon successful completion of the clinical study and market approval of the system by the FDA.
In the first quarter of 2005, the Company also received approval from Health
Canada to market and sell the Orbasone(TM) for the treatment of plantar fasciitis (foot pain) in Canada.

9. PRODUCTS AND APPLICATIONS UNDER DEVELOPMENT

o    Orbasone(TM) ESWT diversification: the Company is investigating additional applications of its Orbasone(TM) ESWT system beyond the treatment of soft tissue pain. Preliminary studies have shown that ESWT may be used in areas of skin regeneration (healing wounds) due to its potential ability to improve skin regeneration following severe burns, accelerate healing of chronic skin lesions and enhance skin flap survival in connection with grafts. ESWT enhances tissue vascularisation and neoangiogenesis. There have already been some very promising studies conducted on animals, but limited clinical data have been available on humans. The skin regeneration market is large and the Company intends to position the Orbasone(TM) in that market.

o    VibraFlex(R) Home Edition: the Company have been developing a home version of the VibraFlex(R) Rx in order to make its powerful vibration technology accessible to the public. A prototype has been in operation for the past few months and preliminary engineering studies have shown that a system could be built at a relatively well-priced retail rate.

SALES, MARKETING AND CUSTOMER SERVICE

         The Company currently employs one Marketing Manager, four Regional
Sales Managers for Pain Management, one Sales Manager for Rehabilitation /
Fitness, one part-time pQCT(R) Sales Applications Consultant one Sales
Administration Manager and two Service Engineers.

         The Company sells pQCT(R) Research systems, pQCT Clinical systems and
pDEXA(R) SABRE research systems directly to its customers, whether they are research or clinical institutions. For Galileo(TM), VibraFlex(R) and
Leonardo(TM) sales, the Company typically uses an exclusive independent sales representative to cover one or more states. The Company also sells directly to its customers in those markets where the Company does not have third party sales representatives. The Company's sales staff is responsible for the support and supervision of independent sales representatives within their geographic region.
Support includes participation in trade shows, symposiums, customer visits, product demonstrations, ongoing distribution of literature and publications, sales training and presentations of financing programs. The Company is in the process of expanding its network of independent sales representatives to make use of the country's large market of rehabilitation centers, physical therapists and fitness facilities. The Company has also started an effort to recruit a network of international distributors. Distributors have recently been recruited in Australia and Taiwan.

         The Company sells the Orbasone(TM) ESWT directly to podiatrists, orthopedic surgeons and mobile services providing ESWT services to such podiatrists and orthopedic surgeons. The Company has assembled a team of four regional sales managers covering 42 contiguous states.

         Marketing efforts are focused primarily on supporting the Sales Manager for Rehabilitation / Fitness in his management of independent sales representative, the pQCT(R) Sales Applications Consultant and the sales manager who focuses on the pain management market in their direct sales, managing sales requests received on the

                                      B-9

Company's websites, managing sales lead generation programs, managing product introductions and new product financing programs, designing and maintaining media support such as brochures, manuals, and trade show material, and developing and maintaining the Company Web sites.

         In the United States and Canada, the Company offers one-year warranties covering parts and labor on both the hardware and software included in its systems (except for computer systems, if any, which are covered under their respective manufacturers' warranty), as well as extended warranty contracts.
Outside of the United States and Canada, the Company only offers one-year warranties on parts; the labor warranty is provided by the Company's distributors. The Company provides warranty services to its customers in the
United States and Canada. Any costs incurred by the Company in connection with a warranty of a system not manufactured by the Company are borne by such manufacturer pursuant to the applicable distribution agreement.

         The Company has no obligation to provide any other services to its third party independent sales representatives or other customers. However, the
Company does offer non-warranty services and a range of other product support services in cooperation with its third-party independent sales representatives.
The Company also offers training at customer locations and the Company's facilities to end-user customers, independent sales representatives and service technicians.

MANUFACTURING

         Following the sale of its bone measurement business, the Company relied exclusively on third parties for the manufacturing of its products. Some components are produced in accordance with specifications of the specific product the Company makes and requires substantial lead times. Until production quantities increase to a level that permits the Company to realize economies of scale and dual sourcing of components, each component is generally purchased from a limited number of sources and is subject to the risk that its availability could become delayed.

         Manufacturing processes for the products marketed by the Company are subject to stringent federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of certain materials and wastes. In the United States, such laws and regulations include the Occupational Safety and Health Act, the Environmental Protection Act, the
Toxic Substances Control Act, and the Resource Conservation and Recovery Act.
The Company believes that it has complied in all material respects with such laws and regulations. There can be no assurance that the Company will not be required to incur significant costs in the future with respect to compliance with such laws and regulations.

BONE & MUSCLE DISORDERS PRODUCTS

         The pQCT(R) products marketed by the Company were developed and are manufactured by Stratec at its facilities located in Pforzheim, Germany. The
pDEXA(R) SABRE marketed by the Company was jointly developed by Stratec and the
Company and is manufactured by Stratec. Manufacturing consists primarily of testing of components, final assembly and systems testing. All establishments, whether foreign or domestic, manufacturing medical devices for sale in the
United States are subject to periodic inspections by or under the authority of the FDA to determine whether the manufacturing establishment is operating in compliance with FDA Quality System Regulation ("QSR") requirements. The Company is dependent on Stratec to manufacture the pQCT(R) and pDEXA(R) SABRE products that the Company and others market in amounts and at levels of quality necessary to meet demand. The Company has no ownership interest in Stratec.

         The Company believes that Stratec has sufficient manufacturing capacity to supply the Company's product needs for at least the next twelve months.

                                      B-10

MUSCULOSKELETAL DEVELOPMENT PRODUCTS

         The Galileo(TM), Leonardo(TM) and the Mini VibraFlex(R) products marketed by the Company were developed and are manufactured by Novotec at its facilities located in Pforzheim, Germany. Manufacturing consists primarily of testing components, forming and painting of covers, final assembly and quality assurance testing. The Company is dependent on Novotec to manufacture the
Galileo(TM) and Mini VibraFlex(R) products that the Company and others market in amounts and at levels of quality necessary to meet demand. The Company has no ownership interest in Novotec.

        The Company believes that Novotec has sufficient capacity to supply the
Company's need for Galileo(TM), Leonardo(TM) and Mini VibraFlex(R) products for at least the next 12 months.

         The VibraFlex(R) 500, VibraFlex(R) Rx and VibraFlex(R) 500S products marketed by the Company were developed by the Company and are manufactured for the Company by Kimchuk, Inc. at its facilities located in Connecticut.
Manufacturing consists primarily of testing components, forming and painting of covers, final assembly and quality assurance testing. The Company is dependent on Kimchuk to manufacture the VibraFlex(R) 500, VibraFlex(R) Rx and VibraFlex(R)
500S products that the Company and others market in amounts and at levels of quality necessary to meet demand. The Company has no ownership interest in
Kimchuk.

        The Company believes that Kimchuk has sufficient capacity to supply the
Company's need for the VibraFlex(R) 500, VibraFlex(R) Rx and VibraFlex products for at least the next 12 months.

PAIN MANAGEMENT SYSTEMS

        In 2002, the Company acquired rights to manufacture the Orbasone(TM)
under a license from MIP and has since retained Kimchuk to manufacture the
Orbasone(TM) in the U.S. for the U.S. and Canadian markets. The manufacturing of the Orbasone(TM) consists primarily of procuring and testing components, final assembly and quality assurance testing. The Company is dependent on several component manufacturers to supply sufficient components for the Orbasone(TM)
systems, and on Kimchuk to assemble such components, in amounts and at levels of quality necessary to meet demand and be competitive. The Company has no ownership interest in MIP or Kimchuk.

         Some components are produced in accordance with specifications that are specific to the Orbasone(TM) and require substantial lead times. Until such time as production quantities increase to a level that provides for opportunities to realize economies of scale and dual sourcing of components, each component is generally purchased from a limited number of sources and is subject to the risk that its availability could become delayed.

DISTRIBUTION AGREEMENTS

         Following the sale of its bone measurement business, the Company focused exclusively on its musculoskeletal products. The following parties have provided to the Company rights to market, sell and service certain products:

STRATEC

         Under a Distribution Agreement, dated as of October 1, 1999, Stratec gave Bionix L.L.C., a company of which Reynald Bonmati is president, the exclusive right to distribute all Stratec products in the United States, Canada,
Mexico, Central and South America and the Caribbean. The Company entered into an
Assignment and Assumption Agreement, dated as of April 12, 2002, with Bionix,
L.L.C. whereby Bionix assigned to the Company all of its right, title and interest in, to and under this Distribution Agreement.

                                      B-11

         Under the Distribution Agreement, Stratec grants the Company a license, with the right to sublicense, to market, sell and service the pQCT-based systems in the United States, Canada, Mexico, Central and South America and the
Caribbean. Under the terms of the four-year Distribution Agreement, the Company may purchase these systems from Stratec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2005, the Distribution Agreement with Stratec was renewed for one year, and will be renewed on every October 1st for a one-year term provided that the Company or Stratec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

NOVOTEC

         Under a Distribution Agreement, dated as of October 1, 1999, Novotec gave Bionix the exclusive right to distribute the Galileo(TM) and Leonardo(TM)
product lines in the United States, Canada, Mexico, Central and South America
and the Caribbean. The Company entered into an Assignment and Assumption
Agreement, dated as of April 12, 2002, with Bionix, whereby Bionix assigned to the Company all of its right, title and interest in, to and under this
Distribution Agreement.

         Under the Distribution Agreement, Novotec also grants the license, including a right to sublicense, to market, sell and service the Galileo(TM) and
Leonardo(TM) systems in the United States, Canada, Mexico, Central and South
America and the Caribbean. Under the terms of the four-year Distribution
Agreement, the Company may purchase the Galileo(TM) and Leonardo(TM) systems from Novotec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2005, the Distribution Agreement with Novotec was renewed for one year, and may be renewed by either party upon prior notice to the other on every October 1st for consecutive one-year terms provided that the Company or
Novotec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

MIP

         Under a Product Approval and Licensing Agreement, dated as of February
12, 2002, MIP licensed to Bionix the Orbasone(TM) product line. The Company entered into an Assignment and Assumption Agreement, dated as of April 12, 2002 with Bionix, whereby Bionix assigned to the Company all of its right, title and interest in, to and under this agreement.

         Under the Product Approval and Licensing Agreement, MIP granted the
Company an exclusive and perpetual authority, right and license to use the technology in the Orbasone(TM), to seek PMA approval for the Orbasone(TM) and to assemble, develop, manufacture, market, promote, sell, distribute and service the Orbasone(TM) in North America.

COMPETITION

BONE DENSITOMETRY PRODUCTS

         The Company believes that the pQCT-based products it markets provide measurement capabilities, such as three-dimensional measurements and separate measurement of cortical and trabecular bone, not available with traditional
DXA-based technology, at prices competitive with systems using that technology.
In the research market, the range, accuracy and precision of measurements are the principal competitive factors. Despite the absence of directly similar products, there are a number of competing approaches and products that compete with the pQCT(R) products. Many of the Company's existing competitors and potential competitors have substantially greater financial, marketing and technological resources, as well as established reputations for success in developing, selling

                                      B-12

and servicing products. The Company expects existing and new competitors will continue to introduce products that are directly or indirectly competitive with the pQCT(R) products. Such competitors may be more successful in marketing such products. The Company's primary competitors for the sale of pQCT(R) products are entities that market micro CT products which compete on the basis of image resolution but are generally more expensive. Such competitors include Scanco,
Skyscan and General Electric. There can be no assurance that the Company will be able to continue to compete successfully in this market. The Company sold its traditional DXA-based technology to CooperSurgical on April 11, 2002.

MUSCULOSKELETAL DEVELOPMENT PRODUCTS

         The Galileo(TM) and VibraFlex(R) products offer a novel approach to muscle strength development. The owner of Novotec has applied for patents regarding the Galileo(TM) products and has already received certain patents, namely in Germany and in the U.S. Despite the absence of directly similar products, there are a number of competing approaches and products that develop muscle strength. Many of the Company's existing competitors and potential competitors have substantially greater financial, marketing and technological resources, as well as established reputations for success in developing, selling and servicing products. The Company expects existing and new competitors will continue to introduce products that are directly or indirectly competitive with the Galileo(TM) and VibraFlex(R) products. Such competitors may be more successful in marketing such products. There can be no assurance that the
Company will be able to compete successfully in this market.

         The Company's primary competitors for the sale of musculoskeletal development products are marketers of exercise equipment such as OMNI Fitness and Stairmaster. These companies have products that compete directly with the products marketed by the Company in certain segments of the market. Other smaller companies, such as Power Plate are marketing products that compete directly with VibraFlex(R) products. There can be no assurance that the
Company's competitors will fail to develop and market products that make use of the Galileo(TM)'s and VibraFlex(R)'s novel approach or that are lower priced or better performing as compared to the Galileo(TM) or VibraFlex(R) products.

         The Company believes that the products it markets compete primarily on the basis of price/performance characteristics, perceived efficacy of results, ease, convenience and safeness of use, quality of service and price. The Company is using its initial product marketing efforts to assess the competitiveness of the Galileo(TM) and VibraFlex(R) products, which the Company recently introduced to the U.S. market.

PAIN MANAGEMENT SYSTEMS

         The pain management systems market is highly competitive. Several companies have developed or are developing devices that compete or will compete with the Orbasone(TM) ESWT. The Company's primary competitors are Donier
MedTech, SanuWave, Inc., Siemens AG and Medispec Ltd., which have products that have already obtained premarket approval (in some cases, for the treatment of plantar fasciitis and in some cases, for the treatment of tennis elbow), as well as Storz Medical, MTS Medical Technologies & Services GmbH, EMS Dolorclast and
other companies that have or potentially plan to have products that are in various stages of the FDA review process for the purpose of obtaining premarket approval. The Company intends to seek PMA approval for additional applications of the Orbasone(TM) ESWT, such as for the treatment of golf shoulder, tennis elbow and knee pain. The Company competes on the basis of size (compactness), performance, price and availability as the Orbasone(TM) ESWT is the only product of its category that is manufactured in the United States.

                                      B-13

THIRD PARTY REIMBURSEMENT

Bone densitometry products and pain management systems

         Outside of the research market, the Company's pQCT(R) bone densitometry products are purchased principally by hospitals, managed care organizations, including independent practice associations and physician practice organizations or independent physicians or physician groups, that are regulated in the United
States by federal and state authorities and that typically bill and are dependent upon various third party payers, such as federal and state governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for reimbursement for use of our products. The CMS establishes new reimbursement codes and recommended reimbursement rates effective January 1 of each calendar year. On several occasions, CMS has affected increases and decreases in its recommended reimbursement rates for bone densitometry examinations and has made changes in the types of examinations eligible for reimbursement. There can be no assurance that CMS will not continue to make changes from time to time. However, the current sales volume of pQCT(R)
equipment subject to reimbursement are no longer significant to the Company.

         Pain management is reimbursed only under limited circumstances.
Although a Current Procedural Terminology (CPT(R)) code for the Orbasone(TM)
covering chronic plantar fasciitis was published in October 2005 and made effective as of January 1, 2006, there can be no assurance that CMS or other third party payers will reimburse or continue to reimburse patients for pain management systems and pain treatment sessions involving the Orbasone(TM) system or that the reimbursement levels will be sufficient to make the purchase of the
Orbasone(TM) attractive to health care providers.

Musculoskeletal development products

         As with general exercise equipment which requires no professional supervision, the Galileo(TM) and VibraFlex(R) series of musculoskeletal development products are not covered under federal or state health care insurance programs or by third party health insurance payers. However, as with other exercise equipment used during an exercise session provided by a licensed physical therapy provider, sessions using the Galileo(TM) and VibraFlex(R)
series may be reimbursed under various reimbursement codes for which CMS establishes recommended reimbursement rates effective January 1 of each calendar year. On several occasions, CMS has affected increases and decreases in its recommended reimbursement rates and has made changes in the types of sessions eligible for reimbursement. There can be no assurance that CMS will not continue to make changes from time to time. The Company could be materially and adversely affected by such changes.

GOVERNMENT REGULATION

         The development, testing, manufacturing and marketing of the bone densitometry and pain management products marketed by the Company are regulated by the FDA in the United States and by various foreign regulatory agencies. The testing for, preparation of, and subsequent FDA review of required applications is expensive, lengthy and uncertain. Moreover, regulatory approval or clearance, if granted, can include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulations can result in warning letters, civil penalties, refusal to approve or clear new applications or notifications, withdrawal of existing product approvals or clearances, product seizures, injunctions, recalls, operating restrictions, and criminal prosecutions. Delays in receipt of or failure to receive clearances or approvals for new products would adversely affect the marketing of such products and the results of future operations.

         Medical devices are classified as either Class I, II, or III based on the risk presented by the device. Class I devices generally do not require review and approval or clearance by the FDA prior to marketing in the U.S. Class
II devices generally require premarket clearance through the Section 510(k)
premarket notification process, and Class

                                      B-14

III devices generally require premarket approval through the lengthier premarket approval application ("PMA") process. Orthometrix markets Class I, II, and III devices. Section 510(k) submissions may be filed only for those devices that are
"substantially equivalent" to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not called for PMAs. A Section
510(k) submission generally requires less data than a PMA. The FDA must determine whether or not to clear a Section 510(k) submission within 90 days of its receipt. The FDA may extend this time period, however, if additional data or information is needed to demonstrate substantial equivalence. If a device is not
"substantially equivalent" to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not previously called for PMAs, a
PMA is required. The premarket approval procedure involves a more complex and lengthy testing and FDA review process than the Section 510(k) premarket notification process. There can be no assurances that clearances or approvals will be obtained on a timely basis, if at all. Modifications or enhancements to products that are either cleared through the Section 510(k) process or approved through the PMA process that could effect a major change in the intended use, or affect the safety or effectiveness, of the device may require further FDA review and clearance or approval through new Section 510(k) or PMA submissions.

         The Company has received Section 510(k) clearance for all its bone densitometers marketed in the U.S. for use in humans. The pain management devices (Orbasone(TM) ) marketed by the Company in the U.S. were classified by the FDA in August 1998 as Class I devices exempt from Section 510(k) premarket notification requirements. On June 21, 2000, the FDA informed MIP that it erred in its classification of the Orbasone(TM) and the Company suspended marketing of the Orbasone(TM) . The FDA determined that the Orbasone(TM) is a Class III device requiring premarket approval. Following such determination MIP granted the Company the exclusive and perpetual authority, right and license in North
America to seek PMA for the Orbasone(TM) , and to manufacture, market, sell and service the Orbasone(TM) . The Company has received PMA approval for the
Orbasone(TM) . The Galileo(TM) and VibraFlex(R) musculoskeletal development products are not medical devices subject to FDA regulation but are consumer products subject to regulation under the Consumer Product Safety Act. However, the Company requested and received on July 25, 2002 a written opinion from the
FDA regarding the classification of the Galileo(TM) for uses in connection with certain medical conditions as a Class I device exempt from Section 510(k)
premarket notification requirements.

         The FDA continues to regulate medical device products even after they have received initial approval or clearance. Manufacturers of medical devices for marketing in the United States are required to adhere to applicable FDA regulations, which include testing, control and documentation requirements. In addition, all establishments, whether foreign or domestic, manufacturing medical devices for sale in the United States are subject to periodic inspections by or under authority of the FDA to determine whether the manufacturing establishment is operating in compliance with QSR requirements. Manufacturers must continue to expend time, money and effort to ensure compliance with QSR requirements. The
FDA also requires that medical device manufacturers undertake post-market reporting for serious injuries, deaths, or malfunctions associated with their products. If safety or efficacy problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. Additionally, the FDA actively enforces regulations concerning marketing of devices for indications or uses that have not been cleared or approved by the FDA.

         The Company's promotional materials must be consistent with its current market clearances and approvals and in compliance with other applicable regulations. The determination of whether the Company is making unapproved,
"off-label," or new claims or false, misleading, or unsubstantiated claims can be subjective and the FDA may disagree with the Company's determination. If the
FDA determines that the Company's promotional materials constitute promotion of an unapproved use or makes false or misleading claims, or claims unsupported by adequate scientific data, the agency could subject us to serious enforcement sanctions and/or limit the promotional claims that the Company can make for our devices.

                                      B-15

         Manufacturing processes for the products marketed by the Company are also subject to stringent federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of certain materials and wastes. In the United States, such laws and regulations include the Occupational Safety and Health Act, the Environmental Protection
Act, the Toxic Substances Control Act, and the Resource Conservation and
Recovery Act. Suppliers of components of, and products used to manufacture, our products must also comply with FDA and other foreign regulatory requirements, which often require significant time, money and record-keeping and quality assurance efforts and subject us and our suppliers to potential inspections and stoppages. The Company's suppliers may not satisfy these requirements.

         All entities, whether foreign or domestic, manufacturing medical devices for sale in the United States are subject to periodic inspections by or under authority of the FDA to determine whether the manufacturing establishment is operating in compliance with QSR requirements. Manufacturers must continue to expend time, money and effort to ensure compliance with QSR requirements. The
FDA also requires that medical device manufacturers undertake post-market reporting for serious injuries, deaths, or malfunctions associated with their products. If safety or efficacy problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. Additionally, the FDA actively enforces regulations concerning marketing of devices for indications or uses that have not been cleared or approved by the FDA.

         The Company's products also are subject to regulatory requirements for electronic products under the Radiation Control for Health and Safety Act of
1968. The FDA requires that manufacturers of diagnostic x-ray systems comply with certain performance standards, and record keeping, reporting, and labeling requirements.

         The Company may export a medical device not approved in the United
States to any country without obtaining FDA approval, provided that the device
(i) complies with the laws of that country and (ii) has valid marketing authorization or the equivalent from the appropriate authority in a "listed country." The listed countries are Australia, Canada, Israel, Japan, New
Zealand, Switzerland, South Africa and countries in the European Union and the
European Economic Area. Export of unapproved devices that would be subject to
PMA requirements if marketed in the United States and that do not have marketing authorization in a listed country generally continue to require prior FDA export approval.

PROPRIETARY RIGHTS

         The Company believes that its sales are dependent in part on certain proprietary features of the products it manufactures and/or markets. The Company relies primarily on know-how, trade secrets and trademarks to protect those intellectual property rights , other than the application by the licensor of the
Galileo(TM) products, it has not sought patent protection for such products. The
VibraFlex(R) product is a registered trademark held by the Company. There can be no assurance that these measures will be adequate to protect the rights of the
Company. To the extent that intellectual property rights are not adequately protected, the Company may be vulnerable to competitors who attempt to copy the
Company's products or gain access to the trade secrets and know-how related to such products. Further, there can be no assurance that the Company's competitors will not independently develop substantially equivalent or superior technology.
The Company is not the subject of any litigation regarding proprietary rights, and the Company believes that the technologies used in its products were developed independently. In addition, the Company's business depends on proprietary information regarding customers and marketing, and there can be no assurance that the Company will be able to protect such information.

                                      B-16

BACKLOG

         Backlog consists of signed purchase orders received by the Company from its customers. As of December 31, 2005, the Company had backlogs of $374,850.
The Company's ability to ship products depends on manufacturers whose products are distributed by the Company. Purchase orders are generally cancelable. The
Company believes that its backlog as of any date is not a meaningful indicator of future operations or net revenues for any future period.

PRODUCT LIABILITY INSURANCE

         The Company's business involves the inherent risk of product liability claims. If such claims arise in the future they could have a material adverse impact on the Company. The Company maintains product liability insurance on a
"claims made" basis with respect to its products in the aggregate amount of $6.0 million, subject to certain deductibles and exclusions. The Company's agreements with the manufacturers of other products distributed by the Company require that such manufacturers maintain product liability insurance that covers the Company as an additional named insured. There is no assurance that existing coverage will be sufficient to protect the Company from risks to which it may be subject, including product liability claims, or that product liability insurance will be available to the Company at a reasonable cost, if at all, in the future or that insurance maintained by the other manufacturers will cover the Company.

EMPLOYEES

         At December 31, 2005, the Company had 10 employees and 9 consultants, of whom 8 were engaged in direct sales and marketing activities. The remaining employees and consultants are in finance, administration, product development and customer service. No employees of the Company are covered by any collective bargaining agreements, and management considers its employee relations generally to be good.

ITEM 2.  PROPERTIES

         The Company leases its principal executive offices, which are located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604. Effective
August 1, 2003, the Company amended its lease for office space expiring on July
31, 2008. Minimum future rental commitments with regard to the original and amended lease are payable as follows:

                      2006                     30,816
                      2007                     31,584
                      2008                     18,424
                                          -------------
                                          $    80,824
                                          =============

ITEM 3.  LEGAL PROCEEDINGS

         In the normal course of business, the Company is named as defendant in lawsuits in which claims are asserted against the Company. In the opinion of management, the liabilities if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on the financial position, results of operations or cash flows of the Company. No claims are currently outstanding.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         No matters were submitted to a vote to the Company's security holders during the fourth quarter of the fiscal year ended December 31, 2005.

                                      B-17

                                     PART II

ITEM 5.    MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock is traded on the Over-The-Counter Bulletin
Board under the symbol "OMRX.OB". Prior to September 23, 1998, the Company's
Common Stock was traded on the NASDAQ National Market. The following table sets forth, for the periods indicated, the high and low sales prices per share of
Common Stock, as reported by the Over-The-Counter Bulletin Board for the respective periods. The following prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         PERIOD FROM JANUARY 1, 2004 THROUGH DECEMBER 31, 2004:

                                       High               Low
                                      ------           -------
          First Quarter               $ 0.13           $  0.05
          Second Quarter                0.20              0.10
          Third Quarter                 0.19              0.10
          Fourth Quarter                0.53              0.18

         PERIOD FROM JANUARY 1, 2005 THROUGH DECEMBER 31, 2005:

                                       High               Low
                                      ------           -------
          First Quarter               $ 0.50           $  0.27
          Second Quarter                0.41              0.21
          Third Quarter                 0.35              0.19
          Fourth Quarter                0.21              0.10

         As of February 13, 2006, the sales price per share of Common Stock, as reported by the Over-The-Counter Bulletin Board, was $0.17.

         As of February 13, 2006 there were approximately 92 outstanding stockholders of record of the Company's Common Stock. This number excludes persons whose shares were held of record by a bank, broker or clearing agency.

         The Company has not paid any cash dividends on its shares of Common
Stock and does not expect to pay any cash dividends in the foreseeable future.
The Company's policy has been to reinvest any earnings in the continued
development and operations of its business.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
         OF OPERATIONS.

         The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial
Statements and the related Notes thereto included in Item 7 of this Report. The following discussion contains forward-looking statements which involve risks and uncertainties, some of which are described in the Introduction to this Report.
The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed in the Introduction.

                                      B-18

Critical Accounting Policies And Estimates
------------------------------------------

         The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States. These accounting principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported amount of revenues and expenses during the periods presented. Estimates are used when accounting for the allowance for uncollectible receivables, potentially excess and obsolete inventory, depreciation and amortization, warranty reserves, income tax valuation allowances and contingencies, among others. Actual results could differ significantly from those estimates. The Company believes that the estimates, judgments and assumptions upon which the Company rely are reasonable based upon information available to us at the time they are made.

         The Company believes the following accounting policies involve additional management judgment due to the sensitivity of the methods, assumptions and estimates necessary in determining the related asset and liability amounts. The Company sells its products directly to customers and through third-party dealers and distributors. Revenue is generally recognized at the time products are shipped and title passes to the customer. The Company estimates and record provisions for product installation and user training in the period that the sale is recorded.

         Other than the bone densitometry systems, the Company's products are covered by warranties provided by its vendors. Therefore, no warranty reserve is required on such products. In the United States and Canada, the Company offers one-year warranties covering parts and labor on both hardware and software components of its bone densitometry systems (except for computer systems, if any, which are covered under their respective manufacturers' warranty). Outside of the United States and Canada, the Company only offers one-year warranties on parts; the labor warranty is provided by our distributors. The provision for product warranties represents an estimate for future claims arising under the terms of our various product warranties. The estimated future claims are accrued at the time of sale. To the extent that the Company provides warranty services for products that the Company does not manufacture, the Company invoices the manufacturer for the costs of performing such warranty services.

         The Company has no obligations to provide any other services to any of its third party dealers or distributors or their customers.

         The Company provides estimated inventory allowances for slow-moving and obsolete inventory based on current assessments about future demands, market conditions and related management initiatives. If market conditions are less favorable than those projected by management, additional inventory allowances may be required.

         The Company provides allowances for uncollectible receivable amounts based on current assessment of collectability. If collectability is less favorable than those projected by management, additional allowances for uncollectability may be required.

         The Company accounts for deferred income taxes by recognizing the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. The Company realizes an income tax benefit from the exercise of certain stock options or the early disposition of stock acquired upon exercise of certain options. This benefit results in an increase in additional paid in capital.

                                      B-19

Liquidity and Capital Resources
-------------------------------

         The Company has financed operations for the past three years through the sale of equity securities and the issuance of debt. For the two years ending
December 31, 2005 and 2004, the Company incurred aggregate net losses from operations of $4,332,317 and negative cash flow from operations of $3,000,606.
During 2005, the Company incurred a net loss of $2,388,132 and negative cash flow from operations of $1,880,483. As of December 31, 2005, the Company had
approximately $22,861 in unrestricted cash and cash equivalents available for working capital purposes. These matters raise substantial doubt about the
Company's ability to continue as a going concern.

         The Company's continued existence is dependent upon several factors including obtaining substantial additional financing, increasing sales volume, achieving profitability on the sale of some products and developing new products. In order to increase cash flow, the Company is continuing its efforts to stimulate sales. However, in order to manage credit risk, the Company has begun to implement higher credit standards for customers and to emphasize the receipt of down payments from customers at the time their purchase orders are received. The Company has also begun to request more prepayments from customers and attempt to more closely coordinate the timing of purchases with the timing of orders for products. The Company cannot predict whether or to what extent these risk management functions may slow its ability to grow revenues.

         The Company pursued several initiatives in 2005 to increase liquidity, including obtaining equity and debt financings and a bank line of credit. The
Company has raised $1,740,000 in the private placement of shares of its Common
Stock in the first quarter of 2005. In October 2005, the Company obtained a
$350,000 line of credit from HSBC Bank USA, N.A, or HSBC. The line of credit is secured by all of the Company's assets and is guaranteed by Mr. Bonmati (up to
$175,000) and Mr. Koenig (up to $175,000). In connection with these guarantees, the Company granted these officers or their affiliates warrants to purchase up to 175,000 shares of Common Stock each at $0.25 per share. The Company recorded total guaranty expenses of $73,430 in connection with the issuance of warrants.
On December 31, 2005, the Company had outstanding borrowings of $330,000 in principal amount under this line of credit. Interest on borrowings under the credit line accrues at HSBC's prime rate plus 1.50%.

         The level of the Company's cash and cash equivalents increased to
$22,861 at December 31, 2005 from $0 at December 31, 2004. The Company spent
$1,880,483 in cash for operations and $30,557 for investments during the year ended December 31, 2005 which expenditures were offset by $1,933,901 in cash provided by financing activities during the twelve month period. Through these financing activities the Company received $285,000 in loans from affiliated and unaffiliated parties, $1,740,000 from the issuance of shares of Common Stock and
$118,901 pursuant to the exercise of stock options and warrants, which were offset by the repayment of $540,000 in borrowings from directors and officers.

         In 2004, the Company had issued a principal amount of $1,400,000 in new notes which bore interest at the JPMorgan Chase prime rate plus one, each of which was to mature, subject to certain early triggers, one year from the date of issuance. These funds were borrowed to cover immediate cash needs. These notes were all repaid or converted into shares of Common Stock as of March 4,
2005.

         In December 2004, the Board of Directors authorized the Company to offer to the holders of $2,145,000 in principal amount of promissory notes issued at various times between June 2003 and January 2005 the opportunity to convert the principal amount of such notes into shares of the Company's Common
Stock. Holders of such notes elected to convert $1,545,000 of notes, or the
Total Conversion Amount, into 5,492,995 shares of Common Stock at $0.2813 per share (a 20% discount from the weighted average price of the Common Stock during the period commencing November 15, 2004 and ending December 15, 2004). All of the notes bore interest at the JPMorgan Chase prime rate plus 1% and matured at various times through January 2006. Of the Total Conversion Amount, $1,300,000
was represented by notes held by officers, directors or affiliates - Michael W.
Huber ($350,000), Neil H. Koenig ($120,000), Reynald G. Bonmati ($660,000),
Andre-Jacques Neusy ($120,000), and Albert S. Waxman ($50,000). The actual conversion took place on January 17, 2005, but took effect retroactively on
December 31, 2004. The issuance of the shares of Common Stock pursuant to the conversion was made pursuant to the exemption

                                      B-20

from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The converted notes did not have a beneficial conversion feature. After giving effect to such conversion,
$600,000 in principal amount of notes remained outstanding of which $455,000 were held by officers and directors. Out of the $600,000 in principal amount of outstanding notes, $500,000 was repaid in March 2005 (including the notes issued to Reynald G. Bonmati ($305,000), William Orr ($50,000), David E. Baines
($50,000), Ralph G. Theodore and Ellen H. Theodore JTWROS ($25,000), John
Utzinger ($20,000), and Farooq Kathwari ($50,000)), and $100,000 was cancelled in conjunction with the issuance of Common Stock to Psilos described below.

         On December 15, 2004, the Board authorized the commencement of negotiations with Psilos Group Partners II SBIC, L.P, or Psilos, and other parties regarding the private sale of shares of Common Stock. Dr. Waxman, a director of the Company, is a Senior Managing Member of the general partner of
Psilos. The Board determined that a sale price equal to the average closing price over the 30-day period preceding the closing date, less 20%, would be appropriate. When negotiations with Psilos began on December 15, 2004, such discounted average closing price was approximately $0.28 per share. When Psilos was ready to close the transaction on March 3, 2005, such discount average price had decreased to approximately $0.24 per share. The market price of Common Stock on March 3, 2005 was $0.43. The parties, however, agreed to price the deal at
$0.25 per share, with Psilos being issued 4,000,000 shares of Common Stock for a purchase price of $1,000,000. In connection with the Psilos purchase, Mr.
Bonmati agreed to purchase 400,000 shares of Common Stock for a purchase price of $100,000. The $100,000 purchase price was not paid by Mr. Bonmati in cash but was deemed paid as a result of his cancellation of an aggregate amount of
$100,000 in promissory notes issued by the Company to him in 2004. The Board unanimously authorized and ratified the transaction, with all related parties abstaining from the vote. The Company privately sold an additional 360,000 shares of Common Stock to unaffiliated third parties for a purchase price of
$90,000 contemporaneously with this private offering. The discount on the
4,000,000 shares issued to Psilos did not relate, in any part, to compensation for director services of Dr. Waxman. The $72,000 discount on the 400,000 shares issued to Mr. Bonmati was recorded as compensation expense and as additional paid-in capital.

         On February 25, 2005, the Company entered into a securities purchase agreement with Rock Creek Investment Partners, L.P., or Rock Creek. Pursuant to
such agreement, the Company sold 2,321,429 shares of Common Stock at $0.28 per share for an aggregate purchase price of $650,000 to Rock Creek in a private placement. The market price of the Common Stock on February 25, 2005 was $0.33.

         On March 11, 2005, the Company granted to John C. Sites, Jr., a consultant to the Company, a warrant to purchase up to 500,000 shares of Common
Stock at $0.33 per share. The value of the warrants on the date of grant was
$144,600, based on the application of the Black-Scholes option pricing model and this value was recorded as consulting expense and as additional paid-in capital.
Mr. Sites transferred these warrants to Rock Creek in 2005.

         During the year ended December 31, 2005, the Company borrowed $285,000 in principal amount from related and unaffiliated parties, as compared to borrowings of $1,400,000 from related parties and others in 2004. $40,000 of the borrowings in 2005 were short term, non-interest bearing loans and were repaid in full as of December 31, 2005. $25,000 were short term loans, bearing interest at prime which mature when the Company receives proceeds from their next sale, and the remaining $220,000 were notes bearing interest at the JPMorgan Chase prime rate plus one (8.25% at December 31, 2005) which mature one year from the date of issuance.

         In December 2005, the Company granted an Officer 400,000 shares of
Common Stock at $0.19 per share for services rendered. The value of the stock was $76,000 and recorded as consulting expense, additional paid in capital, and
Common Stock.

         During 2005, the Board approved a grant of stock options to employees and directors to purchase an aggregate of 1,355,000 shares of Common Stock with exercise prices equal to the market price of stock on the date of grant. The options are 10 year options (with the exception of Mr. Bonmati, a 10%
shareholder, who received options to purchase 680,000 shares of Common Stock)
and vest over 4 years. During 2005, the Board also approved a grant of stock options to independent consultants to purchase an aggregate of 260,000 shares of
Common Stock.

                                      B-21

The value of these options was $59,109, based on the application of the
Black-Scholes option pricing model and this value was recorded as consulting expense and additional paid-in capital.

         At the 2005 annual meeting of stockholders on June 14, 2005, the stockholders approved an amendment to the Amended and Restated 1994 Stock Option and Incentive Plan for Employees, and the Amended and Restated 2000 Stock Option
and Incentive Plan for Non Employee Directors and Consultants, to increase the authorized number of shares reserved for stock options from 3 million to 5 million and from 1 million to 1.5 million, respectively. In addition, the stockholders approved at this meeting an amendment to the Company's Certificate of Incorporation to authorize an increase in the number of authorized shares of
Common Stock from 45,000,000 to 75,000,000.

         The Company has backlog of orders of $374,850 as of December 31, 2005 and there are no material commitments for capital expenditure as of that date.
The Company believes that they will need to raise substantial additional capital within the next twelve months in order to support the planned growth of the business. The Company may seek additional funding through collaborative arrangements and public or private financings. Additional funding may not be available on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of the Company's stockholders.
For example, if the Company raises additional funds by issuing equity securities, further dilution to existing stockholders may result. If the Company is unable to obtain funding on a timely basis, they may be required to significantly curtail one or more of the Company's research or development programs. The Company also could be required to seek funds through arrangements with collaborators or others that may require the Company to relinquish rights to some of their technologies, product candidates or products which they would otherwise pursue on their own.

Results of Operations
---------------------

         The Company had a net loss of $2,388,132 ($0.06 per share based on
42,035,129 weighted average shares) for the year ended December 31, 2005 compared to net loss of $1,944,185 ($0.06 per share based on 31,235,286 weighted average shares) for the year ended December 31, 2004.

         Revenue for the year ended December 31, 2005 increased $334,648 (or
28.4%) to $1,514,525 from $1,179,877 from the comparable period of fiscal 2004.
The increase in revenue was primarily due to an increase in XCT, VibraFlex(R)
and Orbasone(TM) sales during 2005.

         Cost of revenue as a percentage of revenue was 40.5% and 44.8% for the year ended December 31, 2005 and 2004, respectively, resulting in a gross margin of 59.5% for the year ended December 31, 2005 compared to 55.2% for the comparable period of 2004. The increase in gross margin was due to an increase in VibraFlex(R) sales in 2005, which maintains a large gross profit percentage.

         Sales and marketing expense for the year ended December 31, 2005 increased $548,534 (or 75.4%) to $1,276,516 from $727,982 for the year ended
December 31, 2004. The increase is due to the Company's increase in commissions and additional sales staff hired to market and sell the Orbasone(TM).

         General and administrative expense for the year ended December 31, 2005 increased $452,227 (or 37.9%) to $1,645,967 from $1,193,740 for the year ended
December 31, 2004. The increase was primarily due to an increase in professional fees associated with the Company's capital structure.

         Research and development expense for the year ended December 31, 2005 decreased $70,738 (or 18.3%) to $314,959 from $385,697 for the year ended
December 31, 2004. The decrease was primarily due to decreased expenses incurred as a result of the PMA process in 2004. The Orbasone(TM) was approved by FDA in
2005.

                                      B-22

         Interest expense decreased $233,655 (or 80.9%) to $55,050 for the year ended December 31, 2005 from $288,705 for the year ended December 31, 2004.
Interest expense decreased due to the satisfaction of all notes issued in 2003 and 2004 during March 2005.

New Accounting Pronouncements
-----------------------------

         In December 2004, the Financial Accounting Standards Board ("FASB")
issued SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No. 123R"). The
revised accounting standard eliminates the ability to account for share-based compensation transactions using the intrinsic value method in accordance with
APB Opinion No. 25 and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record noncash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. SFAS No. 123R is effective as of the beginning of the first interim or annual period that begins after December 15, 2005 for small business issuers. The Company does not plan to adopt SFAS No. 123R prior to its first quarter of fiscal 2006. The Company expects that the adoption of SFAS No.
123R will have a negative impact on the Company's consolidated results of operations. The company has historically provided pro forma disclosures pursuant to SFAS No. 123 and SFAS No. 148 as if the fair value method of accounting for stock options had been applied, assuming use of the Black-Scholes options-pricing model. Although not currently anticipated, other assumptions may be utilized when SFAS No. 123R is adopted.

         In May 2005, the FASB issued FAS No. 154, "Accounting Changes and Error
Corrections - A Replacement of APB Opinion No. 20 and FAS Statement No. 3" ("FAS
154"). FAS 154 changes the requirements for the accounting and reporting of a change in accounting principle by requiring retrospective application to prior periods' financial statements of the change in accounting principle, unless it is impractical to do so. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of FAS 154 to have any impact on our financial statements.

Quantitative and Qualitative Disclosures of Market Risk
-------------------------------------------------------

         The Company does not have any financial instruments that would expose it to market risk associated with the risk of loss arising from adverse changes in market rates and prices.

         All of the Company's loans payable outstanding at December 31, 2005 have variable interest rates and therefore are subject to interest rate risk. A one percent change in the variable interest rate would result in a $2,368 change in annual interest expense.

                                      B-23

ITEM 7.  FINANCIAL STATEMENTS

                              FINANCIAL STATEMENTS

                                      INDEX
                                      -----
                                                                    Page
                                                                    ----
Report of Independent Registered Public Accounting Firm             B-25

Financial Statements:

Balance Sheet as of December 31, 2005                               B-26

Statements of Operations for the years ended
December 31, 2005 and 2004                                          B-27

Statements of Changes in Stockholders' Deficit
for the years ended December 31, 2005 and 2004                      B-28

Statements of Cash Flows for the years ended
December 31, 2005 and 2004                                          B-29

Notes to Financial Statements                                       B-30

                                      B-24

                        Report of Independent Registered
                        --------------------------------
                             Public Accounting Firm
                             ----------------------

Stockholders and Board of Directors of
Orthometrix, Inc.:

We have audited the accompanying balance sheet of Orthometrix, Inc. (the
"Company") as of December 31, 2005 and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years ended
December 31,2005. These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthometrix, Inc. as of
December 31, 2005, and the results of their operations and their cash flows for each of the two years ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the year ended December 31, 2005 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring operating losses and has a net capital deficiency that raise substantial doubt about its ability to continue as going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Radin, Glass & Co., LLP

New York, New York
February 13, 2006

                                      B-25

                               ORTHOMETRIX, INC.
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 2005

ASSETS
------

Current assets:

        Cash                                                  $     22,861
        Accounts receivable - trade                                 35,540
        Inventories                                                262,496
        Prepaid expenses and other current assets                  156,131
                                                              ------------
                Total current assets                               477,028

Property and equipment, net                                         42,036
Other                                                               11,658
                                                              ------------
                Total Assets                                  $    530,722
                                                              ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:

        Accounts payable - trade                              $    704,421
        Accrued expenses                                            57,257
        Unearned service revenue                                    37,945
        Related party loans                                        183,069
        Loan payable - equipment                                    16,826
                                                              ------------
                Total current liabilities                          999,518

        Line of credit                                             330,000

Stockholders' deficit:

        Common stock - $0.0005 par value
                44,207,368 shares issued and outstanding
                and  75,000,000 shares authorized                   22,103
        Preferred stock - $0.0005 par value
                1,000,000 shares authorized                             --
        Additional paid-in capital                              43,041,483
        Accumulated deficit                                    (43,862,382)
                                                              ------------
                Total stockholders' deficit                       (798,796)
                                                              ------------
                Total Liabilities and Stockholders' Deficit   $    530,722
                                                              ============

                                      B-26

                                ORTHOMETRIX, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                2005            2004
                                            ------------    ------------
Revenue                                     $  1,514,525    $  1,179,877
Cost of revenue                                  613,869         528,809
                                            ------------    ------------
         Gross profit                            900,656         651,068

Sales and marketing expense                    1,276,516         727,982
General and administrative expense             1,645,967       1,193,740
Research and development expense                 314,959         385,697
                                            ------------    ------------

         Operating loss                       (2,336,786)     (1,656,351)

Interest expense                                 (55,050)       (288,705)
Interest income                                    3,679             334
Other income                                          25             537
                                            ------------    ------------

Net loss                                    $ (2,388,132)   $ (1,944,185)
                                            ============    ============

Basic and diluted weighted average shares     42,053,129      31,235,286
                                            ============    ============

Basic and diluted loss per share            $      (0.06)   $      (0.06)
                                            ============    ============

                                      B-27

                                ORTHOMETRIX, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                      Additional
                                                                           Common       Paid-In      Accumulated
                                           Shares         Total             Stock       Capital        Deficit
                                       ------------   ------------    ------------   ------------   ------------

Balance as of December 31, 2003          29,544,621       (785,118)         14,771     38,730,176    (39,530,065)

Warrants issued as compensation
      to non-employees in connection
      with notes payable                       --          332,622            --          332,622           --

Stock options and warrants issued as
      compensation to non-employees            --           31,650            --           31,650           --

Stock options and warrants exercised        356,323         29,206             178         29,028           --

Stock issued as compensation
      to non-employees                      317,000         65,937             159         65,778           --

Notes converted to stock                  5,492,995      1,431,865           2,746      1,429,119           --

Net Loss                                       --       (1,944,185)           --             --       (1,944,185)
                                       ------------   ------------    ------------   ------------   ------------

Balance as of December 31, 2004          35,710,939   $   (838,023)   $     17,854   $ 40,618,373   $(41,474,250)
                                       ============   ============    ============   ============   ============

Warrants issued as compensation
      to non-employees in connection
      with notes payable                       --           43,318            --           43,318           --

Stock options and warrants issued as
      compensation to non-employees            --          277,141            --          277,141           --

Stock options and warrants exercised      1,015,000        118,901             508        118,393           --

Stock issued in connection with
      equity financing                    6,681,429      1,812,000           3,341      1,808,659           --

Notes converted to stock                    400,000        100,000             200         99,800           --

Stock issued as compensation
      to non-employees                      400,000         76,000             200         75,800           --

Net Loss                                       --       (2,388,132)           --             --       (2,388,132)
                                       ------------   ------------    ------------   ------------   ------------

Balance as of December 31, 2005          44,207,368   $   (798,795)   $     22,103   $ 43,041,484   $(43,862,382)
                                       ============   ============    ============   ============   ============

                                      B-28

                                ORTHOMETRIX, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                  2005            2004
                                                               -----------    -----------

Cash Flows From Operating Activities:

Net loss                                                       $(2,388,132)   $(1,944,185)
Adjustments to reconcile net loss to net cash used in
     operating activities:
       Stock issued as compensation to non-employees                76,000         65,937
       Stock options and warrants issued as compensation
           to non-employees                                        277,141         31,650
       Amortization expense                                         39,984        160,197
       Depreciation expense                                          6,276          5,611
       Fair value of stock at conversion                            72,000         47,789
Changes in assets and liabilities:
       Decrease in accounts receivable                             114,235        350,273
       Increase (decrease) in inventories                         (142,036)         6,838
       Increase in prepaid expenses and other current assets       (48,335)       (56,749)
       Increase in accounts payable                                151,595        165,495
       Decrease (increase) in accrued expenses                     (86,472)        57,359
       Increase (decrease) in unearned service revenue              30,435         (4,693)
       Increase (decrease) in other liabilities                     16,826         (5,645)
                                                               -----------    -----------

               Net cash used in operating activities            (1,880,483)    (1,120,123)
                                                               -----------    -----------

Cash Flows From Investing Activities:

     Purchase of property and equipment                            (30,557)        (3,204)
                                                               -----------    -----------

               Cash used in investing activities                   (30,557)        (3,204)
                                                               -----------    -----------

Cash Flows From Financing Activities:

     Proceeds from line of credit                                  330,000           --
     Proceeds of borrowings from unrelated parties                  70,000        405,000
     Proceeds of borrowings from related parties                   215,000        995,000
     Repayment of borrowings from related parties                 (540,000)      (350,000)
     Exercise of stock options and warrants                        118,901         29,206
     Proceeds for issuance of common stock                       1,740,000           --
                                                               -----------    -----------

               Net cash provided by financing activities         1,933,901      1,079,206
                                                               -----------    -----------

Net increase (decrease) in cash                                     22,861        (44,121)

Cash at beginning of year                                             --           44,121
                                                               -----------    -----------

Cash at end of year                                            $    22,861    $      --
                                                               ===========    ===========

Supplemental disclosure of cash flow information

     Cash paid for interest                                    $    39,836    $    50,398
                                                               ===========    ===========

     Cash paid for income taxes                                $       696    $     2,574
                                                               ===========    ===========

                                      B-29

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

1.       THE COMPANY AND GOING CONCERN CONSIDERATION:

         Orthometrix, Inc. ("OMRX" or the "Company") markets, sells, and services several musculoskeletal product lines used in pharmaceutical research, diagnostic and monitoring of bone and muscle disorders in sports medicine, rehabilitative medicine, physical therapy and pain management. Prior to April 11, 2002 the Company also developed, manufactured, sold and serviced a wide range of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis.

         During the past two years, the Company has experienced aggregate losses from operations of $4,332,317 and has incurred a total negative cash flow from operations of $3,000,606 for the same two-year period. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon several factors, including increased sales volume and the ability to achieve profitability on the sale of some of the Company's remaining product lines. The Company is pursuing initiatives to increase liquidity, including external investments and obtaining additional lines of credit. In October 2005, the Company obtained $350,000 of credit from HSBC Bank USA, N.A. The line of credit has been guaranteed by certain officers and directors of the Company and in connection with this guarantee they have been granted warrants to purchase up to
         350,000 shares of Common Stock at $0.25 per share. The Company recorded total guaranty expenses of $73,430 in connection with the issuance of warrants. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales. The Company has implemented high credit standards for its customers and is emphasizing the receipt of down payments from customers at the time their purchase orders are received and attempting to more closely coordinate the timing of purchases.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Fair Value of Financial Statements
         ----------------------------------

         Statement of Financial Accounting Standards (SFAS) No. 107, as amended by SFAS No. 119, "Disclosures about Fair Value of Financial
         Instruments", requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair values are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.

         Management of the Company estimates that all financial instruments of
         OMRX, due to their short-term nature, have a fair value equal to their carrying value.

                                      B-30

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         Revenue and Cost Recognition
         ----------------------------

         The Company primarily sells its products directly to customers and through third party dealers and distributors. Revenue is generally recognized at the time products are shipped and title passes to the customer. The Company estimates and records provisions for product installation and user training in the period that the sale is recorded.

         In the United States and Canada, the Company offers one-year warranties on both the hardware and software included in its systems (except for computer systems, if any, which are covered under their respective manufacturers' warranty), as well as extended warranty contracts.
         Outside of the United States and Canada, the Company only offers one-year warranties on parts; the labor warranty is provided by the
         Company's distributors. The Company also offers six-month warranties on replacement parts worldwide. The Company provides warranty services to its customers in the United States and Canada. Any costs incurred by the Company in connection with a warranty of a system not manufactured by the Company are borne by such manufacturer pursuant to the applicable distribution agreement. Therefore, no warranty reserve is required by products sold by the Company.

         The Company has no obligations to provide any other services to any of its third party dealers or distributors or their customers.

         Stock-based Compensation
         ------------------------

         Stock-based compensation related to employees and directors is accounted for in accordance with Accounting Principles Board Opinion
         Number 25 "Accounting for Stock Issued to Employees". Stock-based compensation related to non-employees is accounted for in accordance with SFAS No. 123 and SFAS No. 148 "Accounting for Stock-Based
         Compensation".

         Inventory
         ---------

         Inventories are stated at the lower of cost or market; cost is determined principally by the first-in, first-out method.

         Property and Equipment
         ----------------------

         Furniture and fixtures are recorded at cost and are depreciated using the straight-line method over three to seven years.

         The Company's demonstration systems used for marketing and customer service purposes are carried at the lower of cost or net realizable value until the time of sale. From time to time, the Company may judge it desirable for marketing purposes to provide a device to an appropriate entity. In such cases, the Company will carry the device at cost less amortization, with amortization calculated on a straight-line basis over thirty-six months or expense the device if appropriate.

                                      B-31

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         Long-lived Assets
         -----------------

         Management evaluates on an ongoing basis whether events or changes in circumstances exist that would indicate that the carrying value of the
         Company's long-lived assets may not be recoverable. Should there be an indication of impairment in the value of its long-lived assets, management would estimate the future cash flows expected to result from the use of the assets and their eventual disposition and recognize a specific provision against such assets if the aggregate nominal estimated future undiscounted cash flows are less than the carrying value of the assets. In considering whether events or changes in circumstances exist, management assesses several factors, including a significant change in the extent or manner in which the assets are used, a significant adverse change in legal factors or in the business climate that could affect the value of the assets, an adverse action or assessment of a regulator, and a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with such assets.

         Income Taxes
         ------------

         The Company accounts for deferred income taxes by recognizing the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. The Company realizes an income tax benefit from the exercise of certain stock options or the early disposition of stock acquired upon exercise of certain options. This benefit results in an increase in additional paid in capital.

         Advertising
         -----------

         The Company expenses the cost of advertising as incurred. Advertising expenses of approximately $23,024 and $31,100 were incurred for the years 2005 and 2004, respectively, and are included in sales and marketing expense.

         Research and Development
         ------------------------
         Research and development costs are charged to operations as incurred.

                                      B-32

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         Income (Loss) per Share
         -----------------------

         Basic per share amounts are computed using the weighted average number of common shares outstanding. Diluted per share amounts are computed using the weighted average number of common shares outstanding, after giving effect to dilutive options, using the treasury stock method.

         Options to purchase 3,792,500 and 3,432,500, shares of common stock were outstanding at December 31, 2005, and 2004, respectively, but were not included in the computation of diluted income (loss) per share because their effect was anti-dilutive.

         Concentration of Credit Risk
         ----------------------------

         During 2005, approximately 62% of total sales was derived from the
         Company's eight largest customers. During 2004, approximately 48% of total sales was derived from the Company's four largest customers. The
         Company generally sells on credit terms ranging from thirty to ninety days or against irrevocable letters of credit. Any financing of the end user is the decision of, and dependent on, the distributor in each territory. The Company sells to customers in various geographic territories worldwide.

         Management Estimates
         --------------------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
         Estimates are used when accounting for the allowance for uncollectible receivables, potentially excess and obsolete inventory, depreciation and amortization, warranty reserves, income tax valuation allowances and contingencies, among others. Actual results could differ significantly from those estimates.

         Foreign Exchange Exposure
         -------------------------

         The Company's purchases and sales of products and services are made primarily in U.S. dollars. As a result, the Company has minimal exposure to foreign exchange risk in the short-term. However, a portion of the Company's products are supplied by Stratec and sold along with the Company's products into foreign markets. Any significant and lasting change in the exchange rates between the U.S. dollar and the currencies of those countries could have a material effect on both the costs and sales of those products and services.

         Cash and Cash Equivalents
         -------------------------

         The Company considers all highly liquid instruments with original maturities of three months or less at the time of purchase to be cash and cash equivalents.

                                      B-33

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         Segment Reporting
         -----------------

         The Company has one reportable segment. The Company evaluates performance based on operating income, which is income before interest and non-operating items.

         Accounting Pronouncements
         -------------------------

         In December 2004, the Financial Accounting Standards Board ("FASB")
         issued SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No.
         123R"). The revised accounting standard eliminates the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25 and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record noncash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. SFAS No. 123R is effective as of the beginning of the first interim or annual period that begins after
         December 15, 2005 for small business issuers. The Company does not plan to adopt SFAS No. 123R prior to its first quarter of fiscal 2006. The
         Company expects that the adoption of SFAS No. 123R will have a negative impact on the Company's consolidated results of operations. The company has historically provided pro forma disclosures pursuant to SFAS No.
         123 and SFAS No. 148 as if the fair value method of accounting for stock options had been applied, assuming use of the Black-Scholes options-pricing model. Although not currently anticipated, other assumptions may be utilized when SFAS No. 123R is adopted.

         In May 2005, the FASB issued FAS No. 154, "Accounting Changes and Error
         Corrections - A Replacement of APB Opinion No. 20 and FAS Statement No.
         3" ("FAS 154"). FAS 154 changes the requirements for the accounting and reporting of a change in accounting principle by requiring retrospective application to prior periods' financial statements of the change in accounting principle, unless it is impractical to do so. FAS
         154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of FAS 154 to have any impact on our financial statements.

3.       DISCONTINUED OPERATIONS AND CONTINGENCY:

         On April 11, 2002, the Company sold its bone measurement business to
         CooperSurgical Acquisition Corp., ("Cooper") a wholly-owned subsidiary of the Cooper Companies, Inc. The Company was entitled to receive up to a maximum of $12.0 million for the sale (the "Asset Sale"). The Company received $3.5 million of the purchase price at the closing of the Asset
         Sale. An additional $1.0 million of the remaining purchase price (plus or minus any required purchase price adjustment) was to be released to the Company by Cooper during August 2002 upon submission to the Company by Cooper of a closing statement setting forth the value of the net assets and liabilities of the transferred business in the Asset Sale as of the closing date of the Asset Sale. In August 2002, Cooper submitted a closing statement to the Company and notified the Company of a downward adjustment to the purchase price based on Cooper's purported valuation of the net assets and liabilities of the transferred business. Based on its downward adjustment, Cooper paid approximately
         $405,000 to the Company on August 16, 2002. The Company did not agree with Cooper's valuation of the applicable net assets and liabilities and, accordingly, did not agree with Cooper's downward purchase price

                                      B-34

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

3.       DISCONTINUED OPERATIONS AND CONTINGENCY (CONTINUED):

         adjustment. The Company and Cooper were unable to settle the disagreement and have engaged an independent accounting firm to provide a binding resolution of such disagreement. During June 2003 the arbitrator settled the disagreement in favor of the Company for
         $268,569. Accordingly, the Company received a total of $673,569 out of the potential $1,000,000 installment payable in connection with the
         Asset Sale to Cooper. The settlement from Cooper was received in July
         2003. The remaining $500,000 installment of the purchase price was received on January 30, 2004.

         In addition, the Company was eligible to receive up to an additional
         $7.0 million in earn-out payments based on the net sales of certain products over a three-year period from May 1, 2002 to April 30, 2005.
         No amounts have been earned by the Company.

4.       DISTRIBUTION AGREEMENTS:

         STRATEC

         Under a Distribution Agreement, dated as of October 1, 1999, Stratec gave Bionix L.L.C., a company of which Reynald Bonmati is president, the exclusive right to distribute all Stratec products in the United
         States, Canada, Mexico, Central and South America and the Caribbean.
         The Company entered into an Assignment and Assumption Agreement, dated as of April 12, 2002, with Bionix, L.L.C. whereby Bionix assigned to the Company all of its right, title and interest in, to and under this
         Distribution Agreement.

         Under the Distribution Agreement, Stratec grants the Company a license, with the right to sublicense, to market, sell and service the
         pQCT-based systems in the United States, Canada, Mexico, Central and
         South America and the Caribbean. Under the terms of the four-year
         Distribution Agreement, the Company may purchase these systems from
         Stratec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2005, the Distribution Agreement with Stratec was renewed for one year, and will be renewed on every October 1st for a one-year term provided that the Company or Stratec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

         NOVOTEC

         Under a Distribution Agreement, dated as of October 1, 1999, Novotec gave Bionix the exclusive right to distribute the Galileo(TM) and
         Leonardo(TM) product lines in the United States, Canada, Mexico,
         Central and South America and the Caribbean. The Company entered into an Assignment and Assumption Agreement, dated as of April 12, 2002, with Bionix, whereby Bionix assigned to the Company all of its right, title and interest in, to and under this Distribution Agreement.

         Under the Distribution Agreement, Novotec also grants the license, including a right to sublicense, to market, sell and service the
         Galileo(TM) and Leonardo(TM) systems in the United States, Canada,
         Mexico, Central and South America and the Caribbean. Under the terms of the four-year Distribution Agreement, the Company may purchase the
         Galileo(TM) and Leonardo(TM) systems from Novotec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2005, the Distribution Agreement with Novotec was

                                      B-35

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

4.       DISTRIBUTION AGREEMENTS (CONTINUED):

         renewed for one year, and may be renewed by either party upon prior notice to the other on every October 1st for consecutive one-year terms provided that the Company or Novotec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

         MIP

         Under a Product Approval and Licensing Agreement, dated as of February
         12, 2002, MIP licensed to Bionix the Orbasone(TM) product line. The
         Company entered into an Assignment and Assumption Agreement, dated as of April 12, 2002 with Bionix, whereby Bionix assigned to the Company all of its right, title and interest in, to and under this agreement.

         Under the Product Approval and Licensing Agreement, MIP granted the
         Company an exclusive and perpetual authority, right and license to use the technology in the Orbasone(TM), to seek PMA approval for the
         Orbasone(TM) and to assemble, develop, manufacture, market, promote, sell, distribute and service the Orbasone(TM) in North America.

5.       INVENTORIES:

         Inventories at December 31, 2005 consist of products kits, spare parts and sub-assemblies.

6.       PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following as of December 31,
         2005:

         Furniture and fixtures                            $168,580

         Accumulated depreciation                          (126,544)
                                                           --------

                                                           $ 42,036
                                                           =========

7.       STOCKHOLDERS' EQUITY (DEFICIT):

         Effective with stockholder approval received on June 14, 2005, the
         Company amended its Certificate of Incorporation increasing the number of authorized shares of Common Stock from 45,000,000 to 75,000,000.
         The Company has authorized 1,000,000 shares of preferred stock, par value $0.0005 per share, issuable in series with such rights, powers and preferences as may be fixed by the Board of Directors. At December
         31, 2005 and 2004, there was no preferred stock outstanding.

         On December 2, 2005, the Company registered 10,926,429 shares of Common
         Stock with the filing of Form SB-2. 6,721,429 of the shares registered are currently outstanding and 4,205,000 shares are issuable upon the exercise of warrants held by certain officers, directors and unaffiliated individuals.

                                      B-36

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

8. COMPENSATION PROGRAMS:

         Stock Option Plan
         -----------------

         The Company has a stock-based compensation plan whereby stock options may be granted to officers, employees and non-employee consultants to purchase a specified number of shares of Common Stock. All outstanding options granted have an exercise price not less than 100% of the market value of the Company's Common Stock at the date of grant, are for a term not to exceed 10 years, and vest over a four year period at 25%
         per year.

         At the 2005 annual meeting of stockholders on June 14, 2005, the shareholders approved an amendment to the Company's Amended and
         Restated 1994 Stock Option and Incentive Plan for Employees, and the
         Amended and Restated 2000 Stock Option and Incentive Plan for Non
         Employee Directors and Consultants, to increase the authorized number of shares reserved for stock options from 3 million to 5 million and from 1 million to 1.5 million, respectively.

         The Amended and Restated 1994 Stock Option and Incentive Plan for
         Employees includes 5,000,000 shares of Common Stock reserved for issuance. Options are issued to employees at the discretion of the
         Board of Directors. During 2005, 1,335,000 options were issued as compensation to employees. The Company has elected to follow APB
         Opinion No. 25, "Accounting for Stock Issued to Employees," in
         accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements because the exercise price of the Company's employee stock options equals the market price of the Company's Common Stock on the date of grant.

         Under the Amended and Restated 2000 Stock Option Plan for Non-Employee
         Directors and Consultants (the "Board Plan"), which has 1,500,000 shares of common stock reserved for issuance, each non-employee director receives options to acquire shares of Common Stock, vesting in four equal annual installments, commencing on the first anniversary of the date of grant, at an exercise price per share not lower than the market value on the date of grant. A grant to acquire 50,000 shares is effective on the date of the director's first election to the Board of
         Directors and a grant to acquire 5,000 shares is effective on the date of the director's reelection to the Board of Directors. Options are issued to consultants at the discretion of the Board of Directors.
         During 2005, 280,000 options were issued to non-employee directors and consultants.

         On October 6, 1998 and December 14, 1998, the Board of Directors
         approved the repricing of certain employee stock options. Approximately
         673,750 shares were repriced to $0.67 per share on October 6, 1998 and
         December 14, 1998, representing a price that was not less than the market value at such dates. On December 14, 2000 the Board of Directors approved the repricing of certain options and accordingly, 1,524,500 shares were repriced to $.15 per share. Subsequent to the option repricing on December 14, 2000, the company measured compensation expense using variable plan accounting. Compensation cost continues to be adjusted for increases or decreases in the intrinsic value over the term of the options or until they are exercised or forfeited, or expire. The effect of this change was not material in fiscal year 2005 or 2004.

                                      B-37

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

8.       COMPENSATION PROGRAMS (CONTINUED):

         Stock Option Plan (Continued)
         -----------------------------

         The following is a summary of options related to the Amended and
         Restated 1994 Stock Option and Incentive Plan for Employees and the
         Board Plan as of December 31:

                                        Range of                  Range of
                                         Option                    Option
                                         Prices                    Prices
                             2005       Per Share      2004       Per Share
                          ---------- --------------  ---------  -------------
Options outstanding
at beginning of year      3,432,500  $  0.02 - 0.67  3,150,000  $ 0.02 - 0.67

Cancellations              (560,000) $  0.06 - 0.37   (620,000) $ 0.02 - 0.17

Granted                   1,615,000  $  0.19 - 0.44  1,090,000  $ 0.055 - 0.30

Exercised                  (695,000) $  0.06 - 0.15   (187,500) $ 0.02 - 0.531
                          ---------- --------------  ---------  --------------

Options outstanding at
end of year               3,792,500                  3,432,500
                                                    ===========

Options exercisable at
end of year               1,968,563                  2,195,438
                                                    ===========

Options available for
grant at end of year      1,825,000                    380,000
                                                    ===========

                                      B-38

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

8.       COMPENSATION PROGRAMS (CONTINUED):

         Stock Option Plan (Continued)

         The following table summarizes information about significant groups of stock options outstanding at December 31, 2005:

                                    Options Outstanding                         Options Exercisable
             --------------------------------------------------------   -----------------------------------------
                                                         Weighted                                   Weighted
                              Weighted                    Average       Weighted                     Average
                              Average                    Remainin        Average                    Remaining
              Exercisable     Options     Exercise  Contractual Life     Options      Exercise  Contractual Life
                Prices      Outstanding     Price        in Years       Exercisable     Price        in Years
             ------------   -----------   --------- -----------------   -----------   --------  -----------------

             $ .02 - .05     1,121,250     $  .048           7            747,313     $  .048           7
               .055            495,000        .055           3            495,000        .055           3
               .06 - .13       570,000        .083           5            445,000        .080           6
               .15             151,250        .150           8            151,250        .150           8
               .17             175,000        .170           8             43,750        .170           8
               .19             145,000        .190           8                  0        .190           0
               .20              60,000        .200           8             15,000        .200           8
               .22             160,000        .220           8                  0        .220           0
               .23             125,000        .230          10                  0        .230           0
               .27              20,000        .270           9                  0        .270           0
               .28              65,000        .280          10                  0        .280           0
               .30              90,000        .300           9             11,250        .300           9
               .33             510,000        .330           9                  0        .330           0
               .44              45,000        .440           9                  0        .440           0
               .531             10,000        .531           4             10,000        .531           4
               .67              50,000        .670           6             50,000        .670           6

         Had compensation expense for the Company's 2005 and 2004 grants for the stock-based compensation plan been determined based on the fair value of the options at their grant dates consistent with SFAS 123
         "Accounting for Stock-Based Compensation", the Company's net loss and loss per common share for 2005 and 2004 would approximate the pro forma amounts below:

                                                                    2005                     2004
                                                             ------------------      ------------------

                  Net loss:
                      As reported                            $      (2,388,132)      $      (1,944,185)
                      Stock-based employee compensation                (39,069)                (65,752)
                                                             ------------------      ------------------

                      Pro forma                              $      (2,427,201)      $      (2,009,937)
                                                             ==================      ==================
                  Loss per share:
                      As reported - Basic and diluted                    (0.06)                  (0.06)
                      Pro forma - Basic and diluted                      (0.06)                  (0.06)

                                      B-39

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

8.       COMPENSATION PROGRAMS (CONTINUED):

         Stock Option Plan (Continued)
         -----------------------------

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during each of the years ended December 31,
         2005 and 2004: dividend yield of 0%, risk-free weighted average interest rate of 4.29% and 5%, expected volatility factor of 150% and
         132% and an expected option term of 10 years (or 5 years for 10%
         shareholders). The weighted average fair value at date of grant for options granted during 2005 and 2004 was $0.26 and $0.17 per option, respectively.

         401(k) Plan
         -----------

         Pursuant to the Orthometrix, Inc. Retirement Savings Plans, eligible employees may elect to contribute a portion of their salary on a pre-tax basis. With respect to employee contributions of up to 7% of salary, the Company makes a contribution at the rate of 25 cents on the dollar. Contributions are subject to applicable limitations contained in the Internal Revenue Code. Employees are at all times vested in their own contributions; Company matching contributions vest gradually over six years of service. The Company's policy is to fund plan contributions as they accrue. Contribution expense was $14,103 and
         $13,623 for the years ended December 31, 2005 and 2004, respectively.

9.       INCOME TAXES:

         The Company did not record a provision for income tax expense for the years ended December 31, 2005 and 2004 since any provision would be offset by the Company's NOL carryforwards.

             Income tax expense (benefit) differs from the statutory federal income tax rate of 34% for the years ended December 31 as follows:

                                                     2005            2004
                                                 ------------    ------------

                   Statutory income tax rate        (34.0%)          (34.0%)
                   Valuation allowance               42.0             42.0
                   State income taxes, net of
                     Federal benefit                 (8.0)            (8.0)
                                                 ------------    ------------

                                                      0.0%             0.0%
                                                 ============    ============

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes and net operating loss carryforwards. Significant components of the Company's deferred tax assets and liabilities as of December 31 are summarized below:

                                      B-40

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

9.       INCOME TAXES (CONTINUED):

                                                                2005
                                                           -----------------
                Deferred tax assets and liabilities:
                       Accrued liabilities                 $        23,368
                Valuation allowance                                (23,368)
                                                           -----------------
                       Net current deferred tax assets               -
                                                           -----------------
                       Net operating loss carryforwards         (7,990,978)
                Valuation allowance                             (7,990,978)
                                                           -----------------
                Net noncurrent deferred tax assets                   -
                                                           -----------------
                       Total deferred tax assets           $         -
                                                           -----------------

         Realization of the deferred tax asset is dependent on the Company's ability to generate sufficient taxable income in future periods. Based on the historical operating losses and the Company's existing financial condition, in 2005 and 2004, the Company determined that it was more likely than not that the deferred tax assets would not be realized.
         Accordingly, the Company recorded a valuation allowance to reduce the deferred tax assets.

         The Company has utilizable federal and state net operating loss carryforwards of approximately $19,026,137 at December 31, 2005 for income tax purposes, which expire in 2008 through 2023.

10.      COMMITMENTS AND CONTINGENCIES:

         Employees

         In 2005, the Company entered into various employee agreements with 4 new employees. In addition to their base salary, each employee was offered various benefits, and in some cases stock options.

         Legal Proceedings

         In the normal course of business, the Company is named as defendant in lawsuits in which claims are asserted against the Company. In the opinion of management, the liabilities if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on the financial position, result of operations or cash flows of the Company.

         Leases

         Effective August 1, 2003, the Company amended its lease for office space expiring on July 31, 2008. Minimum future rental commitments with regard to the original and amended lease are payable as follows:

                          2006                             30,816
                          2007                             31,584
                          2008                             18,424
                                                       ------------
                                                       $   80,824
                                                       ============

                                      B-41

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

11.      RELATED PARTY TRANSACTIONS:

         During 2005, the Company borrowed $215,000 from certain officers and directors. $40,000 were short term, non-interest bearing loans which were repaid in 2005, $25,000 were short term loans, bearing interest at prime which mature when the Company receives their next sale proceeds, and the remaining $150,000 were notes bearing interest at prime plus one (8.25% at December 31, 2005) which mature one year from the date of issuance. In addition, the Company issued notes of $70,000 to unaffiliated individuals under the same note terms and conditions.

         For all of the notes, the Company is obligated to prepay the principal amount within 10 days upon the occurrence of either of two events; if it (i) receives at least $5,000,000 from an equity financing or (ii)
         sells substantially all of its assets.

         As of December 31, 2005, $43,318 of the remaining proceeds received were allocated to the warrants based on the application of the
         Black-Scholes option pricing model, with the remaining proceeds of
         $176,682 allocated to the notes payable. The value allocated to the warrants is being amortized to interest expense over the term of the notes. At December 31, 2005, the unamortized discount on the notes payable is $36,931. During 2005 and 2004, the Company recorded interest expense of $45,535 and $288,705, respectively.

         In December 2004, the Board of Directors authorized the Company to offer to the holders of certain promissory notes issued by the Company the right to convert such notes into shares of Common Stock. Holders of such notes elected to convert $1,545,000 of notes (the "Total
         Conversion Amount") into 5,492,995 shares of Common Stock at $0.28 per share. Of the Total Conversion Amount, $1,300,000 were notes held by
         Michael W. Huber ($350,000), Neil H. Koenig ($120,000), Reynald G.
         Bonmati ($660,000), Andre-Jacques Neusy (120,000), and Albert S. Waxman
         ($50,000), officers and directors of the Company. The notes that were converted did not have a beneficial conversion feature.

         In January 2004, the Company granted a Director of the Company a warrant to purchase up to 50,000 shares of Common Stock at $0.05 per share in connection with the renewal for one year of an expired note.
         The value of the warrants were based on the application of the
         Black-Scholes option pricing model and valued at $3,415. The value of the warrants was recorded as interest expense and as additional paid-in capital.

         In November 2004, the Company granted a consultant warrants to purchase up to 75,000 shares of Common Stock at $0.36 per share for consulting services in lieu of his monthly retainer. The value of the warrants were based on the application of the Black-Scholes option pricing model valued at $23,670. The value of the warrants was recorded as consulting expense and as additional paid-in capital.

         In December 2004, the Company granted an Officer 317,000 shares of common stock at $0.26 per share for services rendered. The value of the stock was based on a 20% discount valued at $65,937. The value of the stock was recorded as consulting expense, common stock, and additional paid-in capital.

                                      B-42

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

11.      RELATED PARTY TRANSACTIONS (CONTINUED):

         On February 25, 2005, the Company entered into a Securities Purchase
         Agreement with Rock Creek Investment Partners, L.P. Pursuant to such agreement, the Company sold 2,321,429 shares of Common Stock at $0.28 per share for an aggregate purchase price of $650,000 to Rock Creek
         Investment Partners, L.P. The market price of the Common Stock on
         February 25, 2005 was $0.33.

         On March 3, 2005 the Company entered into a Securities Purchase
         Agreement with Psilos Group Partners II SBIC L.P ("Psilos") and Reynald
         Bonmati. Pursuant to such agreement, the Company sold 4,000,000 shares of Common Stock at $0.25 per share for a purchase price of $1,000,000 to Psilos, of which Dr. Waxman, a director of the Company, is Senior
         Managing Member, and sold 400,000 shares of Common Stock at $0.25 per share, for a purchase price of $100,000 to Reynald G. Bonmati, an officer and director of the Company. The $100,000 purchase price was deemed paid by Mr. Bonmati as a result of the cancellation of the aggregate amount of $100,000 of promissory notes issued by the Company in favor of Mr. Bonmati. On December 15, 2004, the Company's Board of
         Directors ("the Board") authorized the commencement of negotiations with Psilos and other parties regarding the private sale of shares of the Company's Common Stock. The Board determined that a sale price equal to the average closing price over the 30-day period preceding the closing date, less 20%, would be appropriate. When negotiations with
         Psilos began on December 15, 2004, such discounted average price was approximately $0.28 per share. When Psilos was ready to close the transaction on March 3, 2005, such discounted average price had decreased to approximately $0.24 per share. The parties agreed to price the deal at $0.25 per share, with Psilos being issued 4,000,000 shares.
         At the request of Psilos, Mr. Bonmati agreed to purchase 400,000 shares on the same terms. The Board unanimously authorized and ratified the transaction, with the related parties abstaining from the vote. The
         Company sold an additional 360,000 shares of Common Stock for $90,000 in conjunction with this offering. None of the investors of the 360,000 shares were employees or officers of the Company. The market price of the Common Stock on March 3, 2005 was $0.43. The discount on the
         4,000,000 shares issued to Psilos did not relate, in any part, to compensation for director services for Dr. Waxman. The $72,000 discount on the 400,000 shares issued to Mr. Bonmati was recorded as compensation expense and as additional paid-in capital.

         On March 4, 2005, the Company repaid the remaining $500,000 loan balance to Reynald G. Bonmati ($305,000), William Orr ($50,000), David
         E. Baines ($50,000), Ralph G Theodore and Ellen H Theodore JTWROS
         ($25,000), John Utzinger ($20,000), and Farooq Kathwari ($50,000),
         officers, directors, and affiliates of the Company.

         On March 11, 2005, the Company granted to a consultant a warrant to purchase up to 500,000 shares of Common Stock at $0.33 per share in consideration for the assistance with the financial structuring of the
         Company. The value of the warrants were based on the application of the
         Black-Scholes option pricing model and valued at $144,600. The value of the warrants was recorded as consulting expense and as additional paid-in capital.

                                      B-43

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

11.      RELATED PARTY TRANSACTIONS (CONTINUED):

         During September 2005 there were $65,000 borrowings from certain officers of the Company. These loans were borrowed to cover immediate cash needs prior to securing the credit facility. $40,000 were short term, non-interest bearing loans which were repaid in 2005 and $25,000 were short term loans, bearing interest at prime, which will be repaid from the proceeds of the Company's next sale.

         In October 2005, the Company obtained a $350,000 line of credit from
         HSBC Bank USA, N.A. This loan was guaranteed by certain officers of the
         Company. In connection with the guarantee, the Company issued them warrants to purchase up to 350,000 shares of Common Stock at $0.25 per share. The value of the warrants were based on the application of the
         Black-Scholes option pricing model and valued at $73,430. The value of the warrants was recorded as consulting expense and additional paid-in capital.

         During the fourth quarter of 2005, the Company issued $150,000 notes to certain officers and directors and $70,000 to unaffiliated individuals.
         The notes bear interest at prime plus one (8.25% at December 31, 2005)
         and mature one year from the date of issuance.

         In December 2005, the Company granted an Officer 400,000 shares of
         Common Stock at $0.19 per share for services rendered. The value of the stock was $76,000 and recorded as consulting expense, additional paid in capital, and common stock.

         TRANSACTIONS WITH BIONIX

         The Company and Bionix, a company of which Reynald G. Bonmati, the
         President and Chairman of the Board of the Company is President, were parties to three exclusive four-year sub-distribution agreements pursuant to which the Company has the right to purchase and sell certain systems and products from Bionix at a fixed percentage discount from contractually-stated selling prices. Under two separate sub-distribution agreements, dated October 1, 1999, the Company had the right to purchase and sell the pQCT(R) and Galileo(TM) systems and products. Under the third sub-distribution agreement, dated February
         17, 2000, the Company had the right to purchase and sell the Genestone
         190 systems and products. During fiscal year 2002, the Company purchased from Bionix systems and products equal to approximately
         $4,500. Following the asset sale to Cooper, the Company focused exclusively on its musculoskeletal products and all Bionix rights from
         MIP were assigned to the Company for one dollar. Such rights also include the exclusive and perpetual authority, right and license in
         North America to seek PMA approval for the Orbasone(TM), and to assemble, manufacture, market, sell and service the Orbasone(TM). The
         Orbasone(TM) systems and products have not yet been approved by the
         U.S. Food and Drug Administration for sale in the U.S.

                                      B-44

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

12.      SUPPLEMENTAL SALES AND CUSTOMER INFORMATION:

         During 2005, approximately 62% of total sales were derived from the
         Company's eight largest customers. During 2004, approximately 48% of total sales were derived from the Company's four largest customers. The
         Company's largest customers are medical device distributors.

         The Company's sales consisted of domestic sales to customers and export sales to customers in the following geographic territories:

                                                      2005                              2004
                                          -----------------------------       ----------------------------

              Pacific Rim                 $      56,394           3.72%        $         -              -%
              Europe/Middle East                     -            -                  3,000            .26
              Latin America                      33,844           2.23               8,257            .70
              Canada                            224,074          14.79              13,597           1.15

              Export Sales                            -           -                  -                 -
              Domestic Sales                  1,200,213          79.26           1,155,023          97.89
                                          -------------         ------          ----------          ------
                                          $   1,514,525         100.0%          $1,179,877          100.0%
                                          =============         ======          ==========          ======

13.    QUARTERLY FINANCIAL DATA (UNAUDITED):

                                                                             2005 Quarters
                                   -------------------------------------------------------------------------------------------------
                                         First               Second                 Third               Fourth              Total
                                   ------------------   ------------------    ------------------   -----------------    ------------

    Revenue                          $      470,980      $     391,484        $    302,981         $    349,080        $ 1,514,525
    Gross Profit                            296,650            221,831             167,219              214,956            900,656
    Operating loss                         (577,780)          (343,925)           (564,850)            (850,231)        (2,336,786)
    Net loss                               (616,865)          (341,734)           (564,649)            (864,884)        (2,388,132)

    Weighted average shares:
    Basic and diluted                    37,935,677         42,949,624          43,470,248           43,777,205         42,035,129
    Basic and diluted per share      $        (0.02)             (0.01)               (0.01)              (0.02)             (0.06)

                                                                             2004 Quarters
                                   -------------------------------------------------------------------------------------------------
                                         First               Second                 Third               Fourth              Total
                                   ------------------   ------------------    ------------------   -----------------    ------------
    Revenue                          $      168,387      $     274,468        $    391,226         $    345,796        $ 1,179,877
    Gross Profit                             94,679            185,643             227,739              143,007            651,068
    Operating loss                         (385,313)          (272,248)           (297,927)            (700,863)        (1,656,351)
    Net loss                               (424,225)          (309,028)           (360,817)            (802,326)        (1,944,185)

    Weighted average shares:
    Basic and diluted                    29,544,621         29,825,944          29,825,944           31,235,286         31,235,286
    Basic and diluted per share      $        (0.01)             (0.01)              (0.01)               (0.03)             (0.06)

                                      B-45

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
         FINANCIAL DISCLOSURE

NONE

ITEM 8A:  CONTROLS AND PROCEDURES
---------------------------------

The Company's principal executive officer and principal financial officer have, within 90 days of the filing date of this annual report, evaluated the effectiveness of the Company's disclosure controls and procedures (as defined in
Exchange Act Rules 13a - 14(c)) and have determined that such disclosure controls and procedures are adequate. There have been no significant changes in the Company's internal controls or in other factors that could significantly affect such internal controls since the date of evaluation. Accordingly, no corrective actions have been taken with regard to significant deficiencies or material weaknesses.

                                      B-46

                                    PART III

ITEMS 9, 10, 11, AND 12

The information required under these items is contained in the Company's Proxy
Statement relating to its 2005 Annual Meeting of Stockholders, which Proxy
Statement will enclose this Form 10-K and is being filed with the Securities and
Exchange Commission within 120 days after the close of the Company's fiscal year end. This information is incorporated herein by reference.

ITEM 13.       EXHIBITS

               2.1  Asset Purchase Agreement with Cooper Surgical Acquisition
                    Corp. and Orthometrix, Inc. (E)

               3.1  Restated Certificate of Incorporation of Orthometrix,
                    Inc.(C)

               3.2  Certificate of Amendment of Restated Certificate of
                    Incorporation (F)

               3.3  By-laws of Orthometrix, Inc. as amended (D)

               4.1  Form of warrant to purchase shares of common stock of
                    Orthometrix, Inc. (G)

             +10.1  Assignment and Assumption Agreement, dated as of April 12,
                    2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (A)

             +10.2  Product Approval and Licensing Agreement, dated February
                    12, 2002, by and between M.I.P. GmbH and Bionix L.L.C. (A)

             +10.3  Assignment and Assumption Agreement, dated as of April 12,
                    2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (A)

             +10.4  Distribution Agreement, dated as of October 1, 1999, by and between Stratec Medizintechnik, GmbH and Bionix, L.L.C. (A)

             +10.5  Assignment and Assumption Agreement, dated as of April 12,
                    2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (A)

             +10.6  Distribution Agreement, dated as of October 1, 1999 by and between Novotec Maschinen GmbH and Bionix, L.L.C. (A)

              10.7  $50,000 Promissory Note, dated October 4, 2005, between
                    Orthometrix, Inc. and Michael Huber (G)

                                      B-47

ITEM 13.       EXHIBITS
               (Continued)

             10.8   $20,000 Promissory Note, dated October 11, 2005, between
                    Orthometrix, Inc. and John Utzinger (G)

             10.9   $100,000 Promissory Note, dated November 18, 2005, between
                    Orthometrix, Inc. and Reynald Bonmati (G)

             10.10  $50,000 Promissory Note, dated December 12, 2005, between
                    Orthometrix, Inc. and The Chrystele Bonmati Trust (H)

             10.11  Securities Purchase Agreement, dated February 25, 2005, between Orthometrix, Inc. and Rock Creek Investment
                    Partners, L.P. (B)

             10.12  Securities Purchase Agreement, dated March 3, 2005, between
                    Orthometrix, Inc. and Psilos Group Partners II SBIC, L.P.
                    (B)

             10.13  Amended and Restated 1994 Stock Option and Incentive Plan
                    for Employees (F)

             10.14  Amended and Restated 2000 Stock Option and Incentive Plan
                    for Non Employee Directors and Consultants (F)

             10.15  Small Business Grid Note, dated October 3, 2005, between
                    HSBC Bank USA, N.A. and Orthometrix, Inc. (G)

             10.16  General Security Agreement, dated October 3, 2005, between
                    HSBC Bank USA, N.A. and Orthometrix, Inc. (G)

             23.1   Consent of Radin, Glass & Co., LLP (G)

             23.2   Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (G)

             23.3   Power of Attorney (included on signature page)

             Exhibits required by Item 601 of Regulation S-B are filed herewith:

             31.1   Chief Executive Officer's Certification, pursuant to Section
                    302 of the Sarbanes-Oxley Act of 2002.

             31.2   Chief Financial Officer's Certification, pursuant to Section
                    302 of the Sarbanes-Oxley Act of 2002.

                                      B-48

ITEM 13.       EXHIBITS
               (Continued)

               32   Certification of Chief Executive Officer and Chief Financial
                    Officer, pursuant to 18 U.S.C. Section 1350, as adopted
                    pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

               + Confidentiality requested as to certain provisions.

               (A)  This Exhibit was previously filed as an Exhibit to the
                    Company's Report on Form 10-QSB dated May 15, 2003 and is
                    incorporated herein by reference.

               (B)  This Exhibit was previously filed as an Exhibit to the
                    Company's Report on Form 10-KSB dated March 24, 2005 and is incorporated herein by reference.

               (C)  This Exhibit was previously filed as an Exhibit to the
                    Company's Report on Form 10-Q dated November 13, 1997, and is incorporated herein by reference.

               (D)  This Exhibit was previously filed as an Exhibit to the
                    Company's Registration Statement on Form S-I (Registration
                    No. 33-93220), effective August 1, 1995, and is incorporated herein by reference.

               (E)  This Exhibit was previously filed as an Exhibit to the
                    Company's Report on Form 8-K dated April 15, 2002, as
                    incorporated herein by reference.

               (F)  This Exhibit was previously filed as an Exhibit to the
                    Company's Report on Form 10QSB dated August 2, 2005, as
                    incorporated herein by reference.

               (G)  This Exhibit was previously filed as an Exhibit to the
                    Company's Registration Statement on Form SB-2 (Registration
                    No. 333-130095), effective December 14, 2005, and is
                    incorporated herein by reference.

               (H)  This Exhibit was previously filed as an Exhibit to the
                    Company's Report on Form 10QSB dated February 22, 2006, as incorporated herein by reference.

                                      B-49

ITEM 14.       PRINCIPAL ACCOUNTING FEES AND SERVICES
               --------------------------------------

               5.   Audit Fees - The aggregate fees for the years ended December
                    31, 2005 and 2004 for professional services rendered by
                    Radin, Glass & Co., LLP for the audit of annual financial
                    statements and review of financial statements included in
                    any Form 10-QSB or services that are normally provided by
                    the accountant in connection with statutory and regulatory filings or engagements are approximately $28,500 in 2004 and
                    $32,000 in 2005.

               6.   Audit-Related Fees - The registrant did not pay any
                    audit-related fees during the years ended December 31, 2005 and 2004 that are not reported under paragraph 1 above.

               7.   Tax Fees - The registrant did not pay any fees during the
                    years ended December 31, 2005 and 2004 for professional
                    services rendered by the principal accountant for tax
                    compliance, tax advice, and tax planning.

               8.   All Other Fees - The registrant did not pay any other fees during the years ended December 31, 2005 and 2004 other than those reported in paragraphs 1 through 3 above.

                                      B-50

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange
Act of 1934, the Registrant has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White
Plains, New York, on the 22nd day of February, 2006.

                                                  ORTHOMETRIX, INC.

                                                  By: /s/ Reynald Bonmati
                                                      --------------------------
                                                      Name:  Reynald G. Bonmati
                                                      Title: President

                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints
Reynald G. Bonmati as true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Annual Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual
Report has been signed below by the following persons on behalf of the
Registrant, Orthometrix, Inc., in the capacities and on the dates indicated.

                Signature                         Capacity In Which Signed                       Date
                ---------                         ------------------------                       ----

       /s/ Reynald G. Bonmati                Chairman of the Board and President              February 22, 2006
       --------------------------            (Principal Executive Officer); and
       Reynald G. Bonmati                    Director

       /s/ Neil H. Koenig                    Chief Financial Officer (Principal               February 22, 2006
       --------------------------            Financial Officer and Principal
       Neil H. Koenig                        Accounting Officer)

                                      B-51

                Signature                         Capacity In Which Signed                       Date
                ---------                         ------------------------                       ----

       /s/ Michael W. Huber                               Director                          February 22, 2006
       -------------------------------------
       Michael W. Huber

       /s/ Andre-Jacques Neusy                            Director                          February 22, 2006
       -----------------------------
       Andre-Jacques Neusy

       /s/ William Orr                                    Director                          February 22, 2006
       -------------------------------------
       William Orr

       /s/ Albert S. Waxman                               Director                          February 22, 2006
       -------------------------------------
       Albert S. Waxman

                                      B-52

                                                                    EXHIBIT 31.1

                                 CERTIFICATIONS

I, Reynald Bonmati, certify that:

1.   I have reviewed this annual report on Form 10-KSB of Orthometrix, Inc.;

2.   Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.   The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

     a)   designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b)   [Paragraph omitted in accordance with SEC transition instructions.]

     c)   evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     d)   disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting and;

5.    The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

     a)   all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

     b)   any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal controls over financial reporting.

Date: February 22, 2006
                                         /s/ Reynald G. Bonmati
                                         ---------------------------------------
                                         Reynald G. Bonmati
                                         President / Chief Executive Officer

                                                                    EXHIBIT 31.2

                                 CERTIFICATIONS

I, Neil Koenig, certify that:

1.   I have reviewed this annual report on Form 10-KSB of Orthometrix, Inc.;

2.   Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.   The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

     a)  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b)  [Paragraph omitted in accordance with SEC transition instructions.]

     c)  evaluated the effectiveness of the small business issuer's disclosure controls and procedures presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     d)  disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting and;

5.   The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of small business issuer's board of directors (or persons performing the equivalent functions):

     a)  all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

     b)  any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal controls over financial reporting.

Date: February 22, 2006
                                               /s/ Neil H. Koenig
                                               ---------------------------------
                                               Neil H. Koenig
                                               Chief Financial Officer

                                                                      EXHIBIT 32

                                ORTHOMETRIX, INC.
                          FORM 10-KSB DECEMBER 31, 2005

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Orthometrix, Inc., (the
"Company"), on Form 10-KSB for the annual period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge: (1) the
Report fully complies with the requirements of Section 13(a) or 15(d) of the
Securities and Exchange Act of 1934; and (2) the information contained in the
Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  February 22, 2006                     /s/ Reynald G. Bonmati
                                             -----------------------------------
                                                      Reynald G. Bonmati
                                                      Chief Executive Officer

Date:  February 22, 2006                     /s/ Neil H. Koenig
                                             -----------------------------------
                                                      Neil H. Koenig
                                                      Chief Financial Officer

                                      PROXY
                                ORTHOMETRIX, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 2006

         The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Reynald G. Bonmati and Neil H. Koenig or any of them as proxies, with full power of substitution, and hereby authorize(s)
them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at the Reckson Conference Center located in the lobby of 360 Hamilton Avenue, White Plains, New York 10601, at
9:30 a.m., local time, on Friday, June 9, 2006, or at any adjournment thereof.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE
REVERSE SIDE OF THIS CARD. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1 AND 2 IN THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS
AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS
THEREOF.

The nominees for Director are: Reynald G. Bonmati, Michael W. Huber, Neil H.
Koenig, Andre-Jacques Neusy, William Orr, and Albert S. Waxman.

                         (TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
        ----
             PLEASE MARK
             YOUR VOTES AS
     A    X  IN THIS EXAMPLE.
        ----

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL DIRECTORS AND FOR PROPOSAL 2.

----------------------------------------------------------------------------------------------------------------
                                                                                        FOR   AGAINST  ABSTAIN
----------------------------------------------------------------------------------------------------------------
                FOR  WITHHOLD
                ALL  FOR ALL
----------------------------------------------------------------------------------------------------------------
1. Election of                 NOMINEES:                       2. Ratification of
   directors.                                                     selection of Radin,
                                        Reynald G. Bonmati  __    Glass & Co., LLP as
                                        Michael W. Huber    __    the Company's
                                        Neil H. Koenig      __    independent auditors
                                        Andre-Jacques Neusy __    for the fiscal year
                                        William Orr         __    ending December 31,
                                        Albert S. Waxman    __    2006.

----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------

---                  ---       ---------                          ----------------------------------------------

----------------     ---       ---------                          ----------------------------------------------
                                                                  Please complete, sign, date and mail the
----------------------------------------                          enclosed Proxy in the accompanying envelope
INSTRUCTION: To withhold                                          even if you intend to be present at the
authority to vote for any      ---------                          meeting. Returning the Proxy will not limit
individual nominee or                                             your right to vote in person or to attend the
nominees, write the name(s)    ---------                          Annual Meeting, but will ensure your
on the space provided below.                                      representation if you cannot attend. If you
----------------------------------------------------------------- hold shares in more than one name, or if your stock is registered in more than one way, you
----------------------------------------------------------------- may receive more than one copy of the proxy material. If so, please sign and return each
----------------------------------------------------------------- of the proxy cards that you receive so that all of your shares may be voted. The Proxy is
---                         ---           ---      --    -------- revocable at any time prior to its use.

---                         ---           ---      --    -------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

SIGNATURE(S)                                                                      DATE
            --------------------------------------------------------------------       -------------------------
(Note Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)